LOAN AGREEMENT – Beach Properties Barbuda Limited /The Lender Master Fund Inc.

NMD 30/10/05

EXHIBIT 10.22

SECURED PROMISSORY NOTE

US$6,127,616

December   , 2005

THIS PROMISSORY NOTE, dated the __th day of December 2005 (this “Note”) is given by BEACH PROPERTIES BARBUDA LIMITED  a corporation duly registered under the laws of Antigua and Barbuda  with registered office situate at Church Street, St John’s, Antigua (hereinafter called the “Borrower”) to LAURUS MASTER FUND LTD., a corporation duly registered under the laws of the Cayman Islands  with registered office situated at Ogier Financial services (Cayman) Limited, PO Box 1234, Queensgate house, South Church Street, George Town, Grand Cayman, Cayman Islands, (hereinafter called the “Lender”).

FOR VALUE RECEIVED the Borrower promises to pay to the Lender and its successors and assigns, principal in the sum of SIX MILLION, ONE HUNDRED TWENTY SEVEN THOUSAND SIX HUNDRED AND SIXTEEN DOLLARS UNITED STATES CURRENCY (US$6,127,616.00), subject to Section 4 hereof,on or before the ___ day of February, 2006 (the “Maturity Date”) together with accrued and unpaid interest at a rate per annum (the “Interest Rate”) equal to, subject to Section 5.6 hereof, the prime rate published in the Wall Street Journal from time to time, plus 2% per annum, provided that the Interest Rate shall not be less than 8% and as hereinafter set forth and all other amounts payable to the Lender under this Note, payable in United States Dollars (“the Loan”).

Capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Loan Agreement between Borrower and Lender dated as of the date hereof and attached hereto as Exhibit A (as amended, modified or supplemented from time to time, the “Loan Agreement”).

This Note is secured by the following security duly pledged by the Borrower in connection with the Loan:

(a)

That certain Debenture dated the  21st day of April  2005 as amended and restated by that Deed of Variation dated as of the date hereof (as amended, modified or supplemented from time to time, the “Debenture”) between the Borrower and the Lender granting the Lender a first fixed and floating charge over the assets of the Borrower.

(b)

That Deed of Mortgage dated the 21st day of April 2005 as amended and restated by that Deed of Variation dated as of the date hereof (as amended, modified or supplemented from time to time, “the Mortgage”) between Borrower and Lender mortgaging Borrowers interest in that certain Lease registered as Number 131/90 in Liber C Volume 142 Folio 1042-1062 in the Registry of Deeds in Antigua and Barbuda in respect of property known as the Beach House Barbuda  measuring approximately 90 acres and situate in the island of Barbuda; and

(c)

the deposit into escrow by the Parent Company of all stock and share certificates and documents of title representing 70% of its shares in  the Borrower (“Security  Shares”) and such transfer deeds and instruments in blank form as shall be required by the Lender for perfecting its title to the Security Shares or for vesting or enabling it to vest same in itself or its nominees or in any purchaser (duly executed by the Borrower as registered holder) subject tothe terms of that certain Escrow Agreement dated as of the date hereof , a copy of the current register of  members of the Borrower, un-dated resignations of all the members of the Board of Directors appointed by the Parent Company, the  registered lease of  the property known as the Beach House Barbuda and the non citizens licence granted to the Company to hold shares in the Borrower; and

(d)

the assignment of the policy of insurance taken out by the Borrower  with respect to The Beach House; and

(e)

all such documents relating to the charged assets as the Lender shall from time to time require.

(hereinafter collectively referred to as “the Security”).

This note is guaranteed by a Guarantee given by CCI Group Inc,. a Utah corporation (the “Parent Company”) and/or  its subsidiaries or affiliates (the “Parent Guaranty”)_together with a Guarantee given by the Borrower (as amended, modified or supplemented from time to time, the “Borrower Guarantee”).

1.

PRINCIPAL AND INTEREST

From and after the date hereof (the “Effective Date”), so long as no Event of Default (as defined herein and in that certain Loan Agreement dated as of the date hereof  (“the Loan

Agreement”) exists, interest  payable on the outstanding principal amount of this Note (the “Principal Amount”)shall accrue at a rate per annum (“Interest Rate”) equal to “prime rate” published in the Wall Street Journal from time to time, plus two percent (2%) provided that the Interest Rate shall not be less than

8%.The interest rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate.

Interest shall be calculated on the basis of a 360 day year.  Interest on the Principal Amount shall be payable monthly in arrears commencing on January 1, 2006 and on the first day of each consecutive calendar month thereafter (each a “Repayment Date”)

 and on the Maturity Date whether by accelaration or otherwise.

1.

PAYMENTS

Amortizing payments of the Principal Amount shall begin on December 1, 2006 and shall reoccur on each succeeding Repayment Date thereafter until the Principal Amount has been repaid in full.  On each Repayment Date the Borrower shall make payments to the Lender in the amount of US$51,063.47 (“the Monthly Principal

Amount”) together with any accrued and unpaid interest then due on such portion of the Principal Amount plus all any any amounts which are then due and owing under this Agreement and that have not been paid (the Monthly Principal Amount together with such accrued and unpaid interest and such other amounts, collectively “the

Monthly Amount”).  Any Principal Amount that remains outstanding on the

Maturity Date under this Note, the Loan Agreement and any Related Agreement (as such term is defined in the Loan Agreement) shall be due and payable on the Maturity Date.

3.

PREPAYMENT

Borrower may prepay the Loan in whole or in part at any time prior to the Maturity Date without penalty, provided that the Borrower shall give at least 30 days prior written notice thereof.  Upon full payment of all amounts due and owing under this Note, the Loan Agreement, the Related Agreements (as defined therein), the Novation Agreement (as defined therein) and the Loan Documents (as defined in the Novation Agreement) shall be deemed cancelled and all rights afforded to the

Lender shall expire.

4.

EXTENSION OF MATURITY DATE.

4.1

Upon the earlier of (i) 90 days from the date hereof and (ii) Lender obtaining a non-citizen’s license to hold shares in the Borrower; and, subject to the Borrower having furnished the Lender within 90 days from the date hereof with evidence that all accounts payable of the Borrower reflected on the Borrower’s financial statements as of January 31, 2006 in accordance with generally accepted accounting principles (“GAAP”) have been paid in full, the Maturity Date shall be extended to the three year anniversary of the date hereof.

5.

DEFAULT

5.1

Any of the following shall constitute an Event of Default (“Event of Default”)

under this Note:

(a)

 The Borrower or any Guarantor fails to pay in the manner provided by this Note, the Loan Agreement, any other Related Agreement (as defined in the Loan Agreement) or any other Loan Document (as defined in the Purchase Right and Novation Agreement by and among the Borrower, the Parent Company and the Lender dated as of the date hereof and annexed hereto as Schedule B (the “Novation Agreement”)) , principal  interest, fees , taxes or stamp duties, legal fees, acceleration payments, consultant fees or other fees, expenses, taxes, duties, payments, liabilities or obligations due and owing to Lender or incurred by Lender in the exercise of any rights of Lender in connection with the New Loan, the Related Documents or the Loan Documents and any sum payable by it under this Note, the Loan Agreement, any other Related Agreement, other Loan Document or any such other promissory note issued by Borrower, when due and such failure shall continue for a period of three (3) days following the date upon  which any such payment was due.

(b)

The Borrower or any Guarantor commits any breach of any provision of this  Note, the Loan Agreement or any other Related Agreement in any material respect and such breach is, in the reasonable opinion of the Lender, not capable of being remedied, or such breach is, in the reasonable opinion of the Lender, capable of being remedied and is not actually remedied within 15 days after the date of occurrence of such breach.

(a)

Any representation or warranty made by the Borrower or any Guarantor in respect of or pursuant to the Note, the Loan Agreement or any other Related Agreement is or proves to have been untrue or incorrect or misleading in any material respect on the date that such representation or warranty was made or deemed made.

(b)

Any Guarantor (as such term is defined in the Loan Agreement) commits any breach of any provision of the Guaranty, the Novation Agreement or any Loan Document in any material respect and such breach is, in the reasonable opinion of the Lender, not capable of being remedied or such breach is in the reasonable opinion of the Lender capable of being remedied and is not actually remedied within 15 days after the occurrence of such breach.

(c)

Any representation or warranty made by any Guarantor in or pursuant to the Guaranty, the Novation Agreement or any Loan Document is or proves to have been untrue or incorrect or misleading in any material respect on the date that such representation or warranty was made or deemed made.

(d)

Any Receiver or administrative Receiver or Manager is appointed in respect of the whole or any part of the undertaking, assets, rights or revenues of the Borrower or any Guarantor or any distress or other process is levied or enforced upon the assets, rights or revenues of the Borrower or any Guarantor or any petition is presentedby any person or any order is made by any competent court or any resolution is passed by the

Borrower or any Guarantor for the winding up, dissolution or appointment of a liquidator by the Borrower or any Guarantor.

(e)

The Borrower or any Guarantor ceases to carry on the whole or a substantial part of its business in accordance with past practice; or

(f)

Any other event or series of events or circumstances occurs (including but without limitation any adverse changes in the business, assets or financial condition of the Borrower or any Guarantor) which in the reasonable opinion of the Lender may have a material adverse effect on either party; or

(g)

Any necessary consent to the use of the Borrower’s property or the property of any Guarantor is revoked or withdrawn or any notice served with a view to forfeiture of its leasehold property;

(h)

Any licence, authorization, consent or registration at any time necessary or desirable to enable Borrower or any Guarantor to comply with its obligations to Lender or carry on its business in the normal course shall be revoked, withheld, materially modified or fail to be granted, including, without limitation, Lender’s non-citizen’s license to hold shares of Borrower; or

(i)

Any sale or transfer of the rights/property and/or interest in the shares of the Borrower or any Guarantor with the exception of the transfer by the Parent

Company of any or all of the issued and outstanding shares in the Borrower to Lender; or

(j)

Except as set forth on Schedule 9.1(l) of the Loan Agreement, any money judgement, writ or similar final process shall be entered or filed against the Borrower or any Guarantor or any of its respective property or other assets for more than US$50,000.00, in each case where such judgment, writ or similar final process could potentially result in any action, suit, proceeding, claim or right to enforce such judgment, writ or similar final process against Borrower or any securities or assets of Borrower, and such judgment, writ or similar final process remains un-vacated, un-bonded or un-stayed for a period of 30 days; or

(k)

Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or by any Guarantor; or

(l)

The occurrence of a change in the controlling ownership of Borrower or of any Guarantor; or

(m)

The failure of Borrower to obtain that certain Lender’s Non-Citizens Licence to hold a charge over the Borrowers assets in the increased sum of US $20,000,000by December 16, 2005.

(n)

The occurrence and continuance of an  Event of Default under the Loan Agreement, any Related Agreement, the Guaranty, the Novation Agreement or any Loan Document.

a.1

Following the occurrence of an Event of Default and so long as an Event of Default remains outstanding,  ender may pursue all rights and remedies available to take possession of the Security  or otherwise at law or in equity.  Furthermore, Lender may take all of the actions set forth in the Novation Agreement and the other Related Agreements.

a.2

Additionally, following the occurrence of an Event of Default and so long as an Event of Default remains outstanding, the Lender may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.  In the event of such an acceleration, the amount due and owing to the Lender shall be 130% of the outstanding Principal Amount of the Note (plus accrued and unpaid interest and fees, if any (the “Default Payment”).  The Default Payment shall be applied first to any fees due and payable to Lender pursuant to this Note, the Loan Agreement, the Related Agreements, the Novation Agreement and the Loan Documents, then to accrued and unpaid interest due on the Note and then to the outstanding principal balance of this Note.

a.3

Additionally, upon the occurrence of an Event of Default and during the continuance thereof:  (a) the Lender shall have the right, but not the obligation, in its sole discretion to engage a management company of its choice to manage the business of The Beach House, Barbuda; (b) interest on this Note shall automatically be increased by two percent (2.0%), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived; (c) Lender shall have the right, in its sole discretion, to appoint all members of the Board of Directors of Borrower and to elect all of the officers of Borrower; and (d) Parent Company shall vote its shares in Borrower only at the direction of Lender.

a.4

Lender’s rights, remedies and powers as provided in this Note and the Loan

Agreement are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower, the security described in the Loan  Agreement and any other security given at any time to secure the payment hereof at the sole discretion of the Lender.  Additionally, the Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein.

a.5

Failure of the Lender, for any period of time or on more than one occasion, to exercise any power, right or privilege hereunder shall not constitute a waiver of the right to exercise the same at any time.

5.7

If any attorney is engaged (i) to collect the Loan or any sums due under the Security  pursuant to an Event of Default, whether or not legal proceedings are thereafter instituted by the Lender; (ii) to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Note, the Loan Agreement or the Related Agreements; (iii) to protect the interests under the Security  (iv) to represent the Lender in any other proceedings whatsoever in connection with the this Note, the Loan Agreement or the Related Agreements ; or (v) in connection with seeking an out- of- court settlement of any of the foregoing, then the Borrower shall pay to the Lender all reasonable costs, attorney’s fees and expenses in connection therewith, in addition to all other amounts hereunder.

6.

LATE CHARGE

If payments of principal and interest or any other amounts due hereunder are not made when due or remain overdue for a period of 10 days, Borrower without notice or demand by Lender shall pay an amount equal to 2.0% of the Monthly Amount (each a “Late Charge”).

7.

GOVERNING LAW; SEVERABILITY

This Note shall be governed by and construed in accordance with the laws of Antigua and Barbuda, without regard to principles of conflicts of law of such country.   The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note and to this end the provisions of this Note are declared to be severable.

1.

SECURITY

This Note is secured by the Security and all related liens, encumbrances and obligations created hereby and the terms and provisions of the Loan Agreement are hereby incorporated herein.

2.

WAIVER

Borrower, for itself and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i)

waives demand, notice of demand, presentment for payment, notice of non-payment,

notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note and further waives diligence in collecting this Note or enforcing any of the security for this Note; (ii)

agrees to any substitution, subordination, exchange or release of any security for this note or the release of any party primarily or secondarily liable for the payment of this

Note; (iii) agrees that the Lender shall not be required to first institute suit or exhaust its remedies hereon against the Borrower or others liable for the payment of this Note;  and (iv) consents to every extension of time, renewal, waiver of modification that may be granted by the Lender  with respect to the payment or other provisions of this Note.

10..  MISCELLANEOUS

  10.1This Note may be terminated or amended only by agreement of the parties in writing.

1.1

    In no event shall the amount of interest paid or agreed to be paid to the Lender pursuant to this Note or any of the Loan Agreement, the Related Agreements (as defined in the Loan Agreement), the Novation Agreement or the Loan Documents (as defined in the Loan Agreement)  exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision of this Note and the Loan Agreement shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto  (“Excess Interest”),

then the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether due or payable) and not to the payment of interest, or refunded to the Borrower if such

Loan has been paid in full.  Neither Borrower nor any Guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

1.2

   The headings in this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

1.3

   Notices shall be given in this Note in conformity with the terms and conditions of the Loan Agreement.

.

IN WITNESS WHEREOF the Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

THE COMMON SEAL of  BEACH

}

PROPERTIES BARBUDA LIMITED,

}

is hereunto affixed by E. Ann Henry

}              /s/ Fred W. Jackson, Jr.

…………………………….

the Secretary in the presence of Fred W. Jackson, Jr.

}

a Director who signed and the said Secretary

}

……………………………..                                                      /s/ E. Ann Henry

countersigned before and in the presence of:

}

……………………………………………………

LOAN AGREEMENT – Beach Properties Barbuda Limited /The Lender Master Fund Inc.

NMD 30/10/05

EXHIBIT 10.23.

ANTIGUA AND BARBUDA

LOAN AGREEMENT

THIS LOAN AGREEMENT  (as amended, modified or supplemented from time to time, this “Loan Agreement”) is made this        day of  December, 2005 BETWEEN BEACH PROPERTIES BARBUDA LIMITED, a company registered under the laws of Antigua and Barbuda having its  registered office at Church Street, St John’s, Antigua (hereinafter called “the Borrower ”)  of  the  ONE PART,   and LAURUS MASTER FUND, LTD. a Company duly incorporated under the laws of the Cayman Islands having its registered office c/o c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (hereinafter called “the Lender”) of the OTHER PART.

WHEREAS

1.

The Borrower is a wholly owned subsidiary of CCI Group, Inc., a Utah corporation (hereinafter referred to as “the Parent Company”).

2.

Pursuant to that certain Securities Purchase Agreement by and between the Parent Company and the Lender (as amended, modified or supplemented from time to time, the “SPA”) and the Related Agreements (as such term is defined in the SPA) (as each are amended, modified or supplemented from time to time,  collectively defined as “the Primary Security Agreements”) all dated as of the  29th July, 2004, the Lender agreed to lend the Parent Company the sum of Ten Million Five Hundred Thousand United States Dollars (US $10,500,000.00) and pursuant to same, made certain advances to the Parent Company in the sum of US$4,500,000.00  for the use and benefit of the Borrower.

3.

In consideration of the foregoing, the Borrower granted to the Lender a debenture (as amended, modified or supplemented from time to time, the “Debenture”) and a mortgage over its leasehold interest in property situated in Barbuda known as The Beach House, Barbuda (as amended, modified or supplemented from time to time, the “Mortgage”) and a guarantee (as amended, modified or supplemented from time to time, the “Borrower Guarantee”), as security for the said US$4,500,000.00 only plus interest and fees related thereon or related thereto, such interest and fees being determined in accordance with the provisions of the Primary Security Agreements.

4.

The Parent Company is currently in default of its payments under the Primary Security Agreements and is indebted to the Lender in the sum of  US$5,343,104, and has also agreed to pay deferred interest and fees of $151,205, for a total sum of $5,494,309  (hereinafter referred to as “Existing Indebtedness”).

5.

The Parent Company has entered into a Purchase Right and Novation Agreement  (the “Novation Agreement”) with the Borrower and the Lender dated as of the date hereof, in consideration of the Lender’s agreements to (i) forbear with respect to the default by the parent Company under the Primary Security Agreements, (ii) allow the Borrower to assume the liability for the Existing Indebtedness and (iii) lend an additional $550,000 to Borrower, the Parent Company has agreed, among other things, to novate its obligations under the Primary Security Agreements to the Borrower, and the Borrower has agreed to assume the liability for the Existing Indebtedness and to loan the Additional Advance from Lender.  As additional consideration for the restructuring and the novation of the Existing Indebtedness and for the loan of the Additional Advance, pursuant to the terms of the Novation Agreement, the Parent Company has agreed to grant a purchase right to Lender for the purchase of up to 30% of  the Parent Company’s issued and outstanding shares in the capital of the Borrower  held by the Parent Company to the Lender (such shares, the “Purchase Right Shares”).

6.

In connection with the closing of the transactions described in Section 5 above, the Borrower is to pay (i) to Laurus Capital Management, L.L.C., the manager of the Lender, a closing payment in an amount equal to $19,250.00, representing three and one-half percent (3.50%) of the Additional Advance (the “Closing Fee”) and (ii) certain attorneys fees and disbursements to Lender in an aggregate total amount of $97,157.00 (the “Attorney Fees”, and together with the Closing Fee, the Existing Indebtedness and the Additional Advance, the “New Loan”).

7.

Pursuant to the terms of the said Novation Agreement, the parties have agreed to  restructure the terms of the Existing Indebtedness and to terminate the Note (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “2004 Note”), the Subsidiary Guaranty (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty”), the Warrant (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “Warrant”), the Option (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “Option”) and the Registration Rights Agreement (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”) in favor of documenting the New Loan pursuant to (i) this Loan Agreement; (ii) a Secured Promissory Note dated as of the date hereof issued from Borrower to Lender in the form annexed hereto in Annex I hereto to document the New Loan (the “Note”); (iii) the other Related Agreements (as defined herein) and (iv) the other Loan Documents (as such term is defined in the Novation Agreement).  The Parent Company and certain of its subsidiaries, as set forth on Annex II hereto (the “Guarantors”) have agreed to guarantee the New Loan pursuant to that certain Guaranty by and among Lender and the Guarantors dated as of the date hereof (the “Guaranty”).

In consideration of the foregoing recitals which are incorporated herein the mutual covenants, promises and agreements contained herein and other good and valuable consideration  IT IS HEREBY AGREED as follows:

1.

THE FACILITY

1.1

Subject to the terms and conditions of the Novation Agreement, this Loan Agreement and the Note and in consideration thereof, the Borrower shall pay to the Lender the sum of US$6,127,616.

1.3

The outstanding principal amount of the New Loan shall bear interest at an interest rate equal to “prime rate” published in the Wall Street Journal from time to time, plus two percent (2%), as more fully described in the Note.

1.4

Payments of the New Loan shall be made on a ten (10) year amortization schedule commencing twelve (12) months from the closing of the New Loan (as more fully described in the Note), and, subject to Section 1.5 hereof, shall be payable together with any accrued and unpaid interest 90 days from the date of the Note (the “Maturity Date”).

1.5

 Upon the earlier of (i) 90 days from the date hereof and (ii) upon the Lender obtaining its non citizen’s licence to hold shares in the Borrower; and, subject to the Borrower having furnished the Lender within 90 days from the date hereof with evidence that all accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with generally accepted accounting principles (“GAAP”) have been paid in full, the Maturity Date shall be extended to the third anniversary of the date of the Note.

2.

PURPOSE

The said Loan Facility shall be used by the Borrower to develop and operate its hotel business and for working capital needs.  In no event shall the proceeds of thesale of the Note be used to make investments in or make loans or advances to(i) the Parent Company or any direct or indirect subsidiary of the Parent Company other than (x) the specific limited disbursements of the Borrower to the Parent Company set forth on Schedule 2 hereto (the “Disbursements”), which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2; and (y) the Borrower, or (ii) any entity in which the Parent Company, the Borrower or any Guarantor has an interest other than (x) the Disbursements set forth on Schedule 2 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2; and (y) the Borrower.

3.

CONDITIONS TO LENDER’S OBLIGATION TO CLOSE.  Lender shall not be obligated to consummate the transactions contemplated by this Loan Agreement, the Note and the other documents ancillary hereto and thereto until the following conditions have been satisfied or waived by Lender:

3.1

The Borrower shall give the Lender the Note in the Form annexed hereto as Exhibit A, the terms of which are incorporated by reference herein.

3.2

The Borrower shall furnish such security on behalf of the Borrower as is provided in accordance with paragraph 4, herein.

1.1

The Lender shall have received in each case, in form and substance satisfactory to it, the security and other documents specified in paragraph 4.

1.2

The representations and warranties of the Borrower shall be true and correct in all material respects as of the date when made and as of the Closing Date (as hereinafter defined) as though made at that time (except for representations and warranties that speak as of a specific date) and the Borrower shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Borrower at or prior to the Closing Date.

1.3

The Lender shall have received the opinion of E. Ann Henry, counsel to the Borrower and the Parent Company, dated as of the Closing Date, substantially in the form attached as Exhibit __ hereto (the “Opinion”);

1.4

The Borrower shall have delivered to the Lender (a) financial statements of the Parent Company and its direct and indirect subsidiaries as of September 30, 2005, prepared on a consolidated and consolidating basis, and (b) an officer’s certificate of the Chief Executive Officer or Chief Financial Officer of each of the Parent Company and the Company, dated as of the Closing Date, stating that such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments) and stating whether or not such officer has knowledge of the occurrence of any Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto.

1.5

The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to the Lender or the Borrower.

1.6

that certain Debenture,  Mortgage and Guarantee dated the 21st April, 2005 creating a first fixed and floating charge over the Borrower’s assets, shall each be amended and restated by the Deeds of Variation (the “Deed of Variation of Debenture”, “Deed of Variation of Mortgage” and “Deed of Variation of Guarantee”, respectively) dated as of the date hereof increasing the principal sum secured to US$6,127,616.00 (up to a maximum principal  sum of US$12,000,000) plus interest, fees and expenses, each in the form annexed hereto in Schedule 2 shall be amended to reflect this Loan Agreement and the other Related Agreements, and to satisfy all post-closing obligations of Borrower and its affiliates to Lender, including, without limitation, the full original principal amount of the New Loan plus all accrued interest, fees, taxes or stamp duties, legal fees, acceleration payments, consultant fees or other fees, expenses, taxes, duties, payments, liabilities or obligations due and owing to Lender or incurred by Lender in the exercise of any rights of Lender in connection with the New Loan or the Loan Documents  (collectively, the “Obligations”) ;

1.7

The Parent Company shall have issued the Purchase Right to the Lender pursuant to the terms of the Novation Agreement, and shall have deposited the Purchase Right Shares into escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined).

1.8

Two (2) individuals selected by the Lender, in its sole discretion, shall have been elected to the Borrower’s Board of Directors.

1.9

The Borrower shall have delivered evidence to the Lender that its Articles of Incorporation has been amended to require that an affirmative vote of 100% of Borrower’s Board of Directors is required in order for Borrower to file a voluntary petition in bankruptcy.

1.10

Borrower shall have placed the Security Shares (as hereinafter defined), the Resignations (as hereinafter defined), the Deed (as hereinafter defined) and the License (as hereinafter defined) into escrow pursuant to the terms of that certain Escrow Agreement substantially in the form attached hereto as Exhibit C (as amended, modified or supplemented from time to time, the “Escrow Agreement”) as Security for the New Loan.

1.11

Borrower shall have assigned the policy of insurance taken out by the Borrower with respect to The Beach House (the “Insurance Assignment”), and desposited the Insurance Assignment into escrow pursuant to the terms of the Escrow Agreement;

1.12

The Guarantors shall have executed the Guaranty substantially in the form attached hereto as Exhibit D;

1.13

The Guarantors shall have executed that certain Reaffirmation and Ratification Agreement and Amendment pursuant to which the Parent Company and certain Subsidiaries of the Parent Company reaffirm that their obligations under (A) the Master Security Agreement dated as of July 29, 2004 between the Company, certain Subsidiaries of the Company and the Lender (as amended, modified or supplemented from time to time, the “Master Security Agreement”) and (B) the Stock Pledge Agreement dated as of July 29, 2004 among the Parent Company, certain Subsidiaries of the Parent Company and the Purchaser (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”),  substantially in the form attached hereto as Exhibit E (the “Reaffirmation Agreement”).

1.14

The Lender shall have received a facsimile copy of the Lender’s Non-Citizens Licence to hold a charge over the Borrowers assets in the increased sum of US $20,000,000.

4.

SECURITY

4.1

The New Loan and the Obligations and all interest and other sums payable under or in respect of the New Loan and the Obligations shall continue to be secured by:

(a)

 the Debenture and the Mortgage, as amended by the Deeds of Variation to the Debenture and Mortgage;

(b)

all stock and share certificates and documents of title representing 70% of  its shares in  the Borrower (“Security Shares”) and such transfer deeds an instruments in blank form as shall be required by the Lender for perfecting its title to the Security Shares or for vesting or enabling it to vest same in itself or its nominees or in any purchaser (duly executed by the Borrower as registered holder) subject to the terms of that certain Escrow Agreement dated as of the date hereof;

(b)

un-dated resignations of all the members of the Board of Directors of Borrower and of certain members of management of Borrower, as set forth in Annex III hereto (the “Resignations”);

(c)

the registered lease of  the property known as the Beach House Barbuda (the “Deed”) and the non citizens licence granted to the Company to lease the said property (the “License”); and

(d)

the Insurance Assignment; and

(e)

all such documents relating to the charged assets as the Lender shallfrom time to time require.

(hereinafter collectively referred to as “the Security”).  The Security Shares, the Deed, the License, the Resignations and the Insurance Assignment shall be deposited into escrow by the Borrower and the Parent Company and held in escrow pursuant to the terms of the Escrow Agreement.

4.2

The New Loan and the Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty and the Borrower Guarantee, as amended by the Deed of Variation to Guarantee.

4.3

The Borrower shall procure that each other person granting any security, guarantee or undertaking (including the Parent Company) under or in respect of the New Loan and the Obligations shall, forthwith on demand by the Lender, do and execute any and all further acts, deeds, documents and things as may from time to time be, in the reasonable opinion of the Lender, necessary or advisable to perfect the Security and protect the interests of the Lender thereunder.

1.

4.4

The Lender shall first apply the proceeds of sale of any shares and/or assets of Borrower obtained as a result of Lender’s exercise of ownership in relation to the assets and/or shares of the Borrower to the outstanding indebtedness under the New Loan and the Obligations, in such order of application as Lender may elect, and Borrower and each Guarantor shall be liable for any deficiency. After application of the proceeds as set forth herein, Lender shall be entitled to receive 30% of any proceeds of such sale over and above the amount of the Obligations as consideration for either (i) its 30% equity interest in the Borrower, if the Purchase Right has been exercised prior to such Event of Default, or (ii) if such Purchase Right has not been exercised prior to such Event of Default, in lieu of the exercise of its Purchase Right as defined in the Loan Documents.

5.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

1.1

Organization, Good Standing and Qualification.  The Borrower is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  The Borrower has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Loan Agreement; (ii) the Note; (iii) the Escrow Agreement; (iv) the Novation Agreement (v) the Deed of Variation of Debenture; (vi) the Deed of Variation of Mortgage; (viii) the Deed of Variation of Guarantee; (ix) the Reaffirmation Agreement; and (x) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (ix), collectively, the “Related Agreements”); (2) issue and sell the Note; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted.  Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Borrower (a “Material Adverse Effect”).

1.2

Subsidiaries.  The Borrower has no subsidiaries.

1.3

Capitalization; Voting Rights.

(a)

The authorized capital stock of the Borrower, as of the date hereof consists of 10,000 shares, of which 10,000 are shares of Common Stock, of no par value Except as disclosed on Schedule 5.3, other than:  (i) the shares reserved for issuance under the Borrower’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Borrower of any of its securities.  Except as disclosed on Schedule 5.3, neither the offer, issuance or sale of the Note, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Borrower outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(b)

All issued and outstanding shares of the Borrower’s Common Stock:  (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable laws concerning the issuance of securities.

(c)

The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Borrower’s Articles of Incorporation When issued in compliance with the provisions of this Agreement and the Borrowers Articles of Incorporation, the Note will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Note may be subject to restrictions on transfer as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

0.1

Authorization; Binding Obligations.  All corporate, partnership or limited liability company, as the case may be, action on the part of the Borrower (including its officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Borrower hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing.  This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Borrower, enforceable against each such person or entity in accordance with their terms, except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)

general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

0.1

Liabilities.  The Borrower has no liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Parent Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Lender.

0.2

Agreements; Action.  Except as set forth on Schedule 5.6 or as disclosed in any Exchange Act Filings:

(a)

there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Borrower is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Borrower in excess of $50,000 (other than obligations of, or payments to, the Borrower arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Borrower (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Borrower’s products or services; or (iv) indemnification by the Borrower with respect to infringements of proprietary rights.

(b)

Since September 30, 2005 (the “Balance Sheet Date”), the Borrower has not:  (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)

For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Borrower has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

0.1

Obligations to Related Parties.  Except as set forth on Schedule 5.7, there are no obligations of the Borrower to officers, directors, stockholders or employees of the Borrower other than:

(a)

for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Borrower;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Borrower); and

(a)

obligations listed in the Borrower’s financial statements or disclosed in any of the Parent Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 5.7, none of the officers, directors or, to the best of the Borrower’s knowledge, key employees or stockholders of the Borrower or any members of their immediate families, are indebted to the Borrower individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Borrower is affiliated or with which the Borrower has a business relationship, or any firm or corporation which competes with the Borrower, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Borrower.  Except as described above, no officer, director or stockholder of the Borrower, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Borrower and no agreements, understandings or proposed transactions are contemplated between the Borrower and any such person.  Except as set forth on Schedule 5.7, Borrower is not a guarantor or indemnitor of any indebtedness of any other person or entity.

0.1

Changes.  Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a)

any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Borrower, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)

any resignation or termination of any officer, key employee or group of employees of the Borrower

(c)

any material change, except in the ordinary course of business, in the contingent obligations of the Borrower by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)

any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)

any waiver by the Borrower of a valuable right or of a material debt owed to it;

(f)

any direct or indirect loans made by the Borrower to any stockholder, employee, officer or director of the Borrower, other than advances made in the ordinary course of business;

(g)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Borrower;

(h)

any declaration or payment of any dividend or other distribution of the assets of the Borrower;

(i)

any labor organization activity related to the Borrower;

(j)

any debt, obligation or liability incurred, assumed or guaranteed by the Borrower, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)

any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Borrower;

(l)

any change in any material agreement to which the Borrower is a party or by which either the Borrower is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)

any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)

any arrangement or commitment by the Borrower to do any of the acts described in subsection (a) through (m) above.

0.1

Title to Properties and Assets; Liens, Etc.  Except as set forth on Schedule 5.9, Borrower has good and marketable title to its properties and assets, and the whole or any part of the present or future undertaking assets, rights or revenues (including uncalled capital) of itself and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)

those resulting from taxes which have not yet become delinquent;

(b)

minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Borrower, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Lender in such property; and

(c)

those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Lender therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Borrower are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 5.9, Borrower is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

0.1

Intellectual Property.

(a)

Borrower owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Borrower’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)

Borrower has not received any communications alleging that the Borrower has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Borrower aware of any basis therefor.

(c)

Borrower does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Borrower, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Borrower.

0.1

Compliance with Other Instruments.  Borrower is not in violation or default of (x) any term of its Articles of Incorporation  or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Borrower and the other Securities by the Borrower each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties.

0.2

Litigation.  Except as set forth on Schedule 5.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Borrower’s knowledge, currently threatened against the Borrower that prevents the Borrower from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Borrower, nor is the Borrower aware that there is any basis to assert any of the foregoing.  Neither the Borrower is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Borrower currently pending or which the Borrower intends to initiate.

0.3

Tax Returns and Payments.  Borrower has timely filed all tax returns  required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Borrower on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  Except as set forth on Schedule 5.13, Borrower has not been advised:

(a)

that any of its returns, have been or are being audited as of the date hereof; or

(b)

of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Borrower has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

0.1

Employees.  Except as set forth on Schedule 5.14, Borrower does not have any collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Borrower’s knowledge, threatened with respect to the Borrower.  Except as disclosed in the Exchange Act Filings or on Schedule 5.14, Borrower is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Borrower’s knowledge, no employee of the Borrower, nor any consultant with whom the Borrower has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Borrower because of the nature of the business to be conducted by the Borrower; and to the Borrower’s knowledge the continued employment by the Borrower of their present employees, and the performance of the Borrower’s contracts with its independent contractors, will not result in any such violation.  Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Borrower.  Borrower has not received any notice alleging that any such violation has occurred.  Except for employees who have a current effective employment agreement with the Borrower, no employee of the Borrower has been granted the right to continued employment by the Borrower or to any material compensation following termination of employment with the Borrower.  Except as set forth on Schedule 5.14, the Borrower is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Borrower, nor does the Borrower have a present intention to terminate the employment of any officer, key employee or group of employees.

0.2

Registration Rights and Voting Rights.  Except as set forth on Schedule 5.15 and except as disclosed in Exchange Act Filings, Borrower is not presently under any obligation, and Borrower has not granted any rights, to register any of the Borrower’s presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 5.15 and except as disclosed in Exchange Act Filings, and except for Parent Company’s agreement pursuant to the Novation Agreement that, in an Event of Default, it shall vote all of its shares of Borrower in favor of directors nominated by Lender, to the Borrower’s knowledge, no stockholder of the Borrower has entered into any agreement with respect to the voting of equity securities of the Borrower.

0.3

Compliance with Laws; Permits.  Borrower is not in violation of any provision of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  Borrower has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

0.4

Environmental and Safety Laws.  Borrower is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  Except as set forth on Schedule 5.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Borrower or, to the Borrower’s knowledge, by any other person or entity on any property owned, leased or used by the Borrower.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)

materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)

any petroleum products or nuclear materials.

0.1

Full Disclosure.  Borrower has provided the Lender with all information requested by the Lender in connection with its decision to purchase the Note, including all information the Borrower believe is reasonably necessary to make such investment decision.  Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Borrower to Lender or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to the Lender by Borrower were based on the Borrower’s experience in the industry and on assumptions of fact and opinion as to future events which the Borrower, at the date of the issuance of such projections or estimates, believed to be reasonable.

0.2

Insurance.  Borrower has general commercial, product liability, fire and casualty insurance policies with coverages which the Borrower believes are customary for companies similarly situated to the Borrower in the same or similar business.Its  obligations under this Agreement and any Security Document are its direct, general and unconditional obligations;

6.

UNDERTAKINGS OF BORROWER.

The Borrower hereby undertake with the Lender that so long as the New Loan  is in force or any monies or Obligations are outstanding under this Agreement:

(a)(i) The Borrower will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Borrower, including, without limitation, any taxes or stamp duties arising from Lender’s taking action against the Security or exercising the Purchase Right; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Lender in any property of the Borrower and (iii) if the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Borrower will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.  Borrower shall also provide the Lender with evidence that all and any obligations to Inland Revenue including corporate  and property taxes are met in each successive tax period; and

(ii)

if Borrower shall be required by law to deduct or withhold in respect of any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof) (“Taxes”) other than, with respect to the Lender, any Taxes (including income, branch profits or franchise taxes) imposed on or measured by its net income (“Indemnified Taxes”) from or in respect of any sum payable hereunder to the Lender, then:

(A)   the sum payable shall be increased by such additional amount  (the "Supplemental Amount") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to such Supplemental Amount) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(B)   the Borrower shall make the appropriate deductions or withholdings and shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

(C)   within thirty (30) days after the date of such payment, upon the Lender’s request, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Lender;

(D)   if the Borrower fails to pay amounts in accordance with paragraph (b) above, the Borrower shall indemnify the Lender for any incremental Indemnified Taxes that is paid by the Lender as a result of the failure;

(E)   the Borrower will indemnify the Lender for the full amount of any Taxes imposed by any jurisdiction and paid by the Lender with respect to any Supplemental Amount payable pursuant to paragraph (a) above and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes are correctly asserted; and

(F)   the indemnification contemplated in paragraphs (d) and (e) above shall be made within 30 days from the date the Lender makes written demand therefor (which demand shall identify the nature and amount of Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the governmental authority demanding payment of such Taxes).

(b)The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

i.

As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower’s audited financial statements with a report of independent certified public accountants of recognized standing selected by the Parent Company and acceptable to the Lender (the “Accountants”), which annual financial statements shall be without qualification and shall include the Borrower’s balance sheet as at the end of such fiscal year and the related statements of the Borrower’s income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of Borrower’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default  (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

ii.

As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Borrower, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Borrower as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Borrower’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

iii.

As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Borrower as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Borrower’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

iv.

The Borrower shall deliver such other information as the Lender and/ro any Directors appointed by the Lender under the Loan Documents, shall, in their respective sole discretion, reasonably request from time to time, including, without limitation, the monthly management reports, income statements, balance sheets and statements of cash flows with respect to the Beach House Barbuda.

If , at any time, any of the items or information required to be delivered pursuant to Sections 6(b)(i) – (iv) hereof is not delivered within the time frame set forth for such deliverable, then Borrower shall be charged a fee of 2.0% of the outstanding principal amount of the New Loan per month until such time as such deliverable has been delivered to Lender.

(c)The Borrower will permit any representatives designated by the Lender (or any successor of the Lender), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Borrower (provided that no such prior notice shall be required to be given and no such representative of the Borrower shall be required to accompany the Lender in the event the Lender believes such access is necessary to preserve or protect the Security or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

v.

visit and inspect any of the properties of the Borrower;

vi.

examine the corporate and financial records of the Borrower (unless such examination is not permitted by  law or by contract) and make copies thereof or extracts therefrom; and

vii.

discuss the affairs, finances and accounts of the Borrower with the directors, officers and independent accountants of the Borrower or.

(d) The Borrower will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Borrower; and the Borrower will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Borrower reasonably believes is customary for companies in similar business similarly situated as the Borrower and to the extent available on commercially reasonable terms.  The Borrower will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Lender as security for their respective obligations hereunder and under the Related Agreements.  At the Borrower’s cost and expense in amounts and with carriers reasonably acceptable to the Lender, the Borrower shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Borrower’s; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of Antigua and Barbuda and under the laws of any other state or jurisdiction in which the Borrower is engaged in business; and (iv) furnish the Lender with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Borrower’s workers’ compensation policy, endorsements to such policies naming the Lender as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee, and (z) evidence that as to the Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of the Borrower and the insurer will provide the Lender with at least thirty (30) days notice prior to cancellation.  The Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Borrower and the Lender jointly.  In the event that as of the date of receipt of each loss recovery upon any such insurance, the Lender has not declared an event of default with respect to this Loan Agreement or any of the Related Agreements, then the Borrower shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Security” secured by the Lender’s security interest pursuant to this Loan Agreement or such other security agreement as shall be required by the Lender, with any surplus funds to be applied toward payment of the obligations of the Borrower to the Lender.  In the event that the Lender has properly declared an event of default with respect to this Loan Agreement or any of the Related Agreements, then all loss recoveries received by the Lender upon any such insurance thereafter may be applied to the obligations of the Borrower hereunder and under the Related Agreements, in such order as the Lender may determine.  Any surplus (following satisfaction of all of the Borrower’s obligations to the Lender) shall be paid by the Lender to the Borrower or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Borrower to the Lender, on demand.

(e)

Borrower will provide the Lender on an ongoing basis with evidence that all and any obligations in respect of accounts payable have been met; and

(f)

Borrower will promptly inform the Lender of any occurrence or circumstance which might adversely affect its ability to perform its obligations under this Agreement; and

(g)

Borrower will furnish the Lender with evidence that all and any obligations in respect of accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with GAAP have been met.  If after 90 days, any accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with GAAP remain due and outstanding the Lender shall have the right, but not the obligation, in its sole discretion to engage a management company of its choice to manage the business of The Beach House, Barbuda.  In the event that there is a dispute as to any amounts outstanding in respect of such accounts payable, the Lender may exercise its right to engage independent management provided that the disputed amount is not settled within 120 days after the account remains due and outstanding; and

(h)

In the event that the Borrower generates positive operating cash flows that are distributed during the term of this loan, it will pay the Lender 30% of such cash flows; and

(i)

For so long as any of the principal amount of the Note is outstanding, the Borrower, without the prior written consent of the Lender, shall not:

1.

(A) directly or indirectly declare or pay any dividends (B) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of the Maturity Date (as defined in the Note) or (C) redeem any of its preferred stock or other equity interests;

2.  liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Borrower dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Borrower is the surviving entity);

3.

become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Borrower’s right to perform the provisions of this Loan Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

4.

materially alter or change the scope of the business of the Borrower; or

5.

(i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Borrower’s assets)) whether secured or unsecured other than (x) the Borrower’s obligations owed to the Lender, (y) indebtedness set forth on Schedule 7(j)(v) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Lender than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Lender than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Borrower; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Borrower thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

6.

except for the Disbursements set forth on Schedule 2 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2, transfer money, make investments, sell assets, make loans to the Parent Company or its other Subsidiaries or to any other person;

7.

add any directors to the Board of Directors of Borrower, or substitute or replace any members thereof, without the prior written consent of Lender; or

8.

except for the Disbursements set forth on Schedule 2 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2, make investments in, make any loans or advances (other than as contemplated by the Loan Documents) to, or transfer assets to any other entity including, without limitation, (i) Parent Company or any direct or indirect subsidiary of Parent Company; or (ii) any entity in which Parent Company, Borrower or any Guarantor has an interest.

(j)

Borrower will not create any new class of shares or issue any new equity or redeem or purchase its own shares without offering such shares first to Lender, and if Lender elects not to purchase such shares, it may not issue or sell any such shares without obtaining the prior written consent of the Lender.

(k)

Borrower has agreed to forward to Lender 70% of all proceeds, net of certain expenses agreed to by the parties, that Borrower derives from timeshares, villa sales, or any other sales of any unit or portion of the hotel or premises located on any part of the real property owned by Borrower (collectively, “Timeshares”, during the time that the New Loan is outstanding, and after repayment in full of the New Loan.  In light of the fact that Borrower and Lender have not yet agreed to all terms and provisions of this arrangement, Borrower hereby agrees that it shall not, and that it shall not appoint any representative or designee to,  make any sales, contracts for sale, arrangements, understandings or commitments to sell Timeshares unless and until Borrower and Lender have agreed to the terms of and executed an Assignment of Timeshare and Villa Sales Revenues in a form satisfactory to Lender in its sole discretion.

(l)

The Borrower shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(m)

The Borrower will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Borrower will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)

The Borrower will not disclose, and will not include in any public announcement, the name of the Lender, unless expressly agreed to by the Lender or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the Borrower may disclose the Lender’s identity and the terms of this Loan Agreement to its current and prospective debt and equity financing sources.

(o)

The Borrower will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock”.

(p)

(i)

The Borrower hereby grants to the Lender a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Borrower, subject to the following terms and conditions.  From and after the date hereof,  prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Borrower (an “Additional Financing”), the Borrower, as the case may be, shall notify the Lender of its intention to enter into such Additional Financing.  In connection therewith, the Borrower shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Lender setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Borrower.  The Lender shall have the right, but not the obligation, to deliver its own proposed term sheet (the “Lender Term Sheet”) setting forth the terms and conditions upon which the Lender would be willing to provide such Additional Financing to the Borrower.  The Lender Term Sheet shall contain terms no less favorable to the Borrower than those outlined in Proposed Term Sheet.  The Lender shall deliver such Lender Term Sheet within ten business days of receipt of each such Proposed Term Sheet.  If the provisions of the Lender Term Sheet are at least as favorable to the Borrower as the provisions of the Proposed Term Sheet, the Borrower shall enter into and consummate the Additional Financing transaction outlined in the Lender Term Sheet.

(ii)  The Borrower will not agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Lender to consummate an Additional Financing with the Borrower.

(iii)The Borrower shall use the proceeds of the sale of the Note to develop and operate its hotel business and for its working capital needs. In no event shall the proceeds of the sale of the Note be used to make investments in or make loans or advances other than (i) the Disbursements set forth on Schedule 2 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2 and (ii) as contemplated by the Loan Documents to, or transfer assets to any other entity including, without limitation, (i) Parent Company or any direct or indirect subsidiary of Parent Company; or (ii) any entity in which Parent Company, Borrower or any Guarantor has an interest

9.

DEFAULT

9.1

Any of the following shall constitute an Event of Default (“Event of Default”) under the Note, this Loan Agreement and the Related Agreements:

(a)

The Borrower or any Guarantor fails to pay in the manner provided in the Note, this Loan Agreement any other Related Agreement or any other Loan Document (as such term is defined in the Novation Agreement), or any other promissory note issued by Borrower, principal, interest, fees, taxes or stamp duties, legal fees, acceleration payments, consultant fees or other fees, expenses, taxes, duties, payments, liabilities or obligations due and owing to Lender or incurred by Lender in the exercise of any rights of Lender in connection with the New Loan, the Related Documents or the Loan Documents and any sum payable by it under the Note, this Loan Agreement, any other Related Agreement, other Loan Document or any other such promissory note when due and such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

(b)

The Borrower or any Guarantor commits any breach of any provision of the Note, this Loan Agreement or any other Related Agreement in any material respect and such breach is, in the reasonable opinion of the Lender, not capable of being remedied or such breach is in the reasonable opinion of the Lender capable of being remedied and is not actually remedied within 15 days after the occurrence of such breach.

(c)

Any representation or warranty made by the Borrower or any Guarantor in or pursuant to the Note, this Loan Agreement or any other Related Agreement is or proves to have been untrue or incorrect or misleading in any material respect on the date that such representation or warranty was made or deemed made.

(d)

Any Guarantor commits any breach of any provision of the Guaranty, the Novation Agreement or any Loan Document (as such term is defined in the Novation Agreement) in any material respect and such breach is, in the reasonable opinion of the Lender, not capable of being remedied or such breach is in the reasonable opinion of the Lender capable of being remedied and is not actually remedied within 15 days after the occurrence of such breach.

(e)

Any representation or warranty made by any Guarantor in or pursuant to the Guaranty, the Novation Agreement or any Loan Document is or proves to have been untrue or incorrect or misleading in any material respect on the date that such representation or warranty was made or deemed made.

(f)

Any Receiver or administrative Receiver or Manager is appointed in respect of the whole or any part of the undertaking, assets, rights or revenues of the Borrower or any Guarantor or any distress or other process is levied or enforced upon the assets, rights or revenues of the Borrower or any Guarantor or any petition is presented by any person or any order is made by any competent court or any resolution is passed by the Borrower or any Guarantor for the winding up, dissolution or appointment of a liquidator by the Borrower or any Guarantor.

(g)

The Borrower or any Guarantor ceases to carry on the whole or a substantial part of its business in accordance with past practice; or

(h)

Any other event or series of events or circumstances occurs (including but without limitation any adverse changes in the business, assets or financial condition of the Borrower or any Guarantor) which in the reasonable opinion of the Lender may have a material adverse effect on either party; or

(i)

Any necessary consent to the use of the Borrower’s property or the property of any Guarantor is revoked or withdrawn or any notice served with a view to forfeiture of its leasehold property; or

(j)

Any licence, authorization, consent or registration at any time necessary or desirable to enable Borrower or any Guarantor comply with its obligations to Lender or carry on its business in the normal course shall be revoked, withheld, materially modified or fail to be granted, including, without limitation, Lender’s non-citizen’s license to hold shares of Borrower; or

(k)

Any sale or transfer of the rights/property and/or interest in the shares of the Borrower or any Guarantor with the exception of the transfer by the Parent Company of any or all of the issued and outstanding shares in the Borrower to Lender; or

(l)

Except for the judgment that may result from the action set forth on Schedule 9(l) hereof, any money judgement, writ or similar final process shall be entered or filed against the Borrower or any Guarantor or any of its respective property or other assets for more than US$50,000.00, in each case where such judgment, writ or similar final process could potentially result in any action, suit, proceeding, claim or right to enforce such judgment, writ or similar final process against Borrower or any securities or assets of Borrower, and such judgment, writ or similar final process remains un-vacated or un-stayed for a period of 30 days; or

(m)

Bankruptcy, insolvency, reorganization or liquidation proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Guarantor; or

(n)

The failure of Borrower to obtain that certain Lender’s Non-Citizens Licence to hold a charge over the Borrowers assets in the increased sum of US $20,000,000 by December 16, 2005.

(o)

The occurrence of a change in the controlling ownership of Borrower or any Guarantor; or

(p)

The occurrence and continuance of an Event of Default under any Related Agreement, the Guaranty, the Novation Agreement or any Loan Document.

9.2

Following the occurrence of an Event of Default and so long as an Event of Default remains outstanding, Lender may pursue all rights and remedies available to take possession of the Security  or otherwise at law or in equity.  Furthermore, Lender may take all of the actions set forth  in the  Novation Agreement and the other Related Agreements.

0.1

Additionally, following the occurrence of an Event of Default and so long as an Event of Default remains outstanding, the Lender may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.  In the event of such an acceleration, the amount due and owing to the Lender shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any (the “Default Payment”).  The Default Payment shall be applied first to any fees due and payable to Lender pursuant to this Loan Agreement, the Note, the Related Agreements, the Novation Agreement and the Loan Documents, then to accrued and unpaid interest due on the Note and then to the outstanding principal balance of this Note.

Additionally, upon the occurrence of an Event of Default and during the continuance thereof:  (a) the Lender shall have the right, but not the obligation, in its sole discretion to engage a management company of its choice to manage the business of The Beach House, Barbuda; (b) the annual interest on this Note shall automatically be increased by two percent (2.0%), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived; (c) Lender shall have the right, in its sole discretion, to appoint all members of the Board of Directors of Borrower and to elect all of the officers of Borrower; and (d) Parent Company shall vote its shares in Borrower only at the direction of Lender.

0.2

Lender’s rights, remedies and powers as provided in this Note and the Loan

Agreement are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower, the security described in the Loan  Agreement and any other security given at any time to secure the payment hereof at the sole discretion of the Lender.  Additionally, the Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein.

10.

INDEMNIFICATION

10.1

Borrower Indemnification.  The Borrower agrees to indemnify, hold harmless, reimburse and defend the Lender, each of the Lender’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Lender which result, arise out of or are based upon: (i) any misrepresentation by the Borrower, the Parent Company or any Guarantor (as such term is defined in the Guaranty) or breach of any warranty by the Borrower, the Parent Company or any Guarantor in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Borrower, the Parent Company or any Guarantor of any covenant or undertaking to be performed by Borrower, the Parent Company or any Guarantor hereunder, under any other Related Agreement or any other agreement entered into by the Borrower, the Parent Company and/or any Guarantor and the Lender relating hereto or thereto.

10.2

Lender’s Indemnification.  The Lender agrees to indemnify, hold harmless, reimburse and defend the Borrower and each of the Borrower’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon:  (i) any misrepresentation by the Lender or breach of any warranty by the Lender in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Lender of any covenant or undertaking to be performed by the Lender hereunder, or any other agreement entered into by the Borrower and the Lender relating hereto.

10.3  Other Indemnification.  The Borrower hereby agrees to indemnify and save Lender harmless from all loss, costs, damage, taxes, stamp duties, liability and/or expense, including reasonable attorney’s fees, that Lender may sustain or incur to enforce payment, performance or fulfillment of the enforcement of this Novation Agreement or of any other Loan Document or in the prosecution or defense of any action or proceeding either against Lender, Borrower or any Guarantor (as defined in the Loan Agreement) concerning any matter growing out of or in connection with the Loan Documents and/or any of the Security.

12.

LIMITATION ON LENDER’S INTEREST IN BORROWER.

12.1

Limitation on Acquisition of Capital Stock by Lender.  Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement, the Novation Agreement, the Loan Documents or any document, instrument or agreement entered into in connection with any other transactions between the Lender, the Parent Company, the Borrower or any Guarantor, the Lender may not acquire stock in the Borrower, the Parent Company or any Guarantor (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in any such entity, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Parent Company, the Borrower or any Guarantor to Lender not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, where such interest would otherwise so qualify, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”).  The Stock Acquisition Limitation shall automatically become null and void without any notice to the Borrower, the Parent Company or any Guarantor upon an Event of Default (as defined in the Note).

11.

ASSIGNMENT

11.1

This Agreement shall be binding upon and inure for the benefit of each of the parties and their respective successors and permitted assigns (and any person to whom the Lender shall transfer or novate any rights or obligations under this Agreement).

11.2

The Borrower may not assign or transfer any of their rights, benefits or obligations under this Agreement without the consent of the Lender.

11.3

The Lender may assign all or part of its rights or benefits or transfer all or any part of its obligations under this Agreement, and the Borrower shall enter into all documents specified by the Lender to be necessary to give effect to any such assignment or transfer.

12.

NOTICES

Every notice or other communication under this Agreement shall be in writing and may be delivered personally, or by letter, facsimile or courier service as follows:

(a)

If to the Lender at its address specified at the head of this agreement or to the following Fax Number 212-541-4434, for the attention of John Tucker, Esq.

(b)

If to the Borrower at its address specified at the head of this Agreement or to the following Fax Number ……….for the attention of  ……………..

13.

WAIVER

No delay or omission on the part of the Lender in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Lender or any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy.  The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

14.

SEVERANCE

If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

15.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Antigua and Barbuda, without regard to principles of conflicts of law of such country

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.

THE COMMON SEAL of  BEACH

}

PROPERTIES BARBUDA LIMITED,

}

is hereunto affixed by E. Ann Henry

}        /s/ Fred W. Jackson, Jr.….

the Secretary in the presence of Fred W. Jackson, Jr.

}

a Director who signed and the said Secretary

}        /s/ E. Ann Henry

countersigned before and in the presence of:

}

……………………………………………………

THE COMMON SEAL of  LAURUS

}

MASTER FUND  LTD.,

}

is hereunto affixed by Eugene Grin

}       /s/ Eugene Grin

a Director in the presence of David Grin

}

a Director who signed and the said Secretary

}      /s/ David Grin

countersigned before and in the presence of:

}

……………………………………………………

ACKNOWLEDGED AND AGREED:

CCI GROUP, INC.

Name: Fred W. Jackson, Jr. /s/ Fred W. Jackson Jr.

Title: CEO

Exhibit 10.24

REAFFIRMATION AND RATIFICATION AGREEMENT AND AMENDMENT

December __, 2005

Laurus Master Fund, Ltd.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the (a) Master Security Agreement dated as of July 29, 2004 made by CCI Group, Inc., a Utah corporation (the “Company”) and Caribbean Clubs International, Inc. (“Caribbean”) in favor of Laurus (as amended, modified or supplemented from time to time, the “Master Security Agreement”) and (b) the Stock Pledge Agreement dated as of July 29, 2004 made by the Company and Caribbean in favor of Laurus (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”, and together with the Master Security Agreement, the “Existing Security Agreements”).

I.

To induce Laurus to provide financial accommodations to Beach Properties Barbuda, Limited, a wholly-owned subsidiary of the Company organized under the laws of Antigua and Barbuda (“Beach Properties”), evidenced by (i) that certain Secured Term Note, dated December __, 2005, made by Beach Properties in favor of Laurus (as amended, modified or supplemented from time to time, the “Note”), (ii) the Loan Agreement referred to in the Note (as amended, modified or supplemented from time to time, the “Loan Agreement”) and (iii) the Related Agreements referred to in, and defined in, the Loan Agreement ;(iv) the Purchase Right and Novation Agreement, dated December __, 2005, by and among the Company, Beach Properties and Laurus (as amended, modified or supplemented from time to time,the “Novation Agreement”) and (v) the Loan Documents (as such term is defined in the Novation Agreement) (the agreements set forth in the preceding clauses (i) through (v), inclusive, collectively, the “2005 Agreements”), the Company and Caribbean hereby each:

(a)

represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the 2005 Agreements and the documents, instruments and agreements entered into in connection therewith;

(b)

acknowledges, ratifies and confirms that all indebtedness incurred by and/or guaranteed by, and all other obligations and liabilities of, the Company and Caribbean under the 2005 Agreements are (i) “Obligations” under, and as defined in, the Master Security Agreement and (ii) “Indebtedness” under, and as defined in, the Stock Pledge Agreement;

(c)

acknowledges, ratifies and confirms that the 2005 Agreements are “Documents” under, and as defined in, each of the Master Security Agreement and the Stock Pledge Agreement;

(d)

acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security Agreements are in full force and effect as of the date hereof and shall remain in full force and effect after giving effect to the execution and effectiveness of the 2005 Agreements;

(e)

represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security Agreement; and

(f)

acknowledges, ratifies and confirms the grant by the Company and Caribbean to Laurus of a security interest in the assets of (including the equity interests owned by) the Company and Caribbean, respectively, as more specifically set forth in the Existing Security Agreements.

II.  In addition to the foregoing, the Stock Pledge Agreement is hereby amended as follows:

(a)

In the “BACKGROUND” section, the second paragraph shall be deleted and replaced with the following:

The Company has assigned certain loan obligations to its wholly-owned subsidiary, Beach Properties Barbuda, Limited, organized under the laws of Antigua and Barbuda (“Beach Properties”) pursuant to that certain Purchase Right and Novation Agreement dated as of December __, 2005 (the “Novation Agreement”), and Beach Properties has entered into a Loan Agreement, dated as of December __, 2005 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Pledgee provides or will provide certain additional financial accommodations to Beach Properties.

In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Securities Purchase Agreement, the Novation Agreement and the Loan Agreement, each Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein.

(b)

Section 2(a) is hereby deleted in its entirety and replaced with the following sentence:

(a)

the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests in any Issuer acquired by any Pledgor as provided in (b) below, the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(c)

The third sentence of Section 3 is hereby deleted in its entirety and replaced with the following sentence:

Upon an Event of Default (as defined below) that has occurred and is continuing beyond any applicable grace period, the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock.

III.

In addition to the foregoing, the Master Security Agreement is hereby amended as follows:

(a)

Section 1 is hereby deleted in relevant part and replaced with the following:

1.

1.

To secure the payment of all Obligations (as hereafter defined), CCI GROUP, INC., a Utah corporation (the “Company”), each of the other undersigned parties (other than Laurus Master Fund, Ltd, “Laurus”)) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor as of December __, 2005), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source.  Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

(b)

The first paragraph of Section 3(g) is hereby deleted in its entirety and replaced with the following:

(g)

it will not without Laurus’ prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, to any entity other than Beach Properties, the Company or Carribean Clubs International Inc., a Delaware corporation, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

The Company, each Subsidiary and Laurus hereby agree that this letter agreement shall constitute a “Related Agreement” under, and as defined in, each of the Securities Purchase Agreement (as defined in the Master Security Agreement) and the Loan Agreement and shall also constitute a “Loan Document” under the Novation Agreement.

[The remainder of this page is intentionally left blank]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

CCI GROUP, INC.

By:/s/ Fred W. Jackson, Jr.

Name: Fred W. Jackson, Jr.

Title: CEO

CARIBBEAN CLUBS INTERNATIONAL, INC.

By: Fred W. Jackson, Jr.

Name: Fred W. Jackson, Jr.

Title: President

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By: /s/ David Grin
Name: David Grin
Title: Director

Exhibit 10.25

ANTIGUA AND BARBUDA

PURCHASE RIGHT AND NOVATION AGREEMENT

THIS PURCHASE RIGHT AND NOVATION AGREEMENT (as amended, modified or supplemented from time to time, this “Novation Agreement”)  is made this        day of  December, 2005 BETWEEN CCI GROUP, INC.,  a corporation duly registered under the laws of Utah, USA having its registered office situated at 405 Park Avenue, 10th Floor, New York, NY 10022 (hereinafter called “the Parent Company”)  of  the  FIRST PART, BEACH PROPERTIES BARBUDA LIMITED, a company registered under the laws of Antigua and Barbuda having its  registered office at Church Street, St John’s, Antigua (hereinafter called “the Borrower”)  of  the  SECOND PART   and LAURUS MASTER FUND, LTD. a Company duly incorporated under the laws of the Cayman Islands having its registered office  c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (hereinafter called “the Lender”) of the THIRD PART.   Terms not otherwise defined herein shall have the meanings ascribed thereto in that certain Loan Agreement by and between the Borrower and the Lender, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”).

WHEREAS

1.

Pursuant to that certain Securities Purchase Agreement by and between the Parent Company and the Lender (as amended, modified or supplemented from time to time, the “SPA”) and the Related Agreements (as such term is defined in the SPA) (as each are amended, modified or supplemented from time to time, collectively defined as “the Primary Security Agreements”) all dated as of the  29th July, 2004, the Lender agreed to lend the Parent Company the sum of Ten Million Five Hundred Thousand United States Dollars  (US$10,500,000.00) and pursuant to same, the Lender made certain advances to the Parent Company in the sum of US$4,500,000.00  for the use and benefit of the Borrower.

1.

In consideration of the foregoing, the Borrower granted to the Lender a debenture (as amended, modified or supplemented from time to time, the “Debenture”), a mortgage over its leasehold interest in property situated in Barbuda known as The Beach House, Barbuda (as amended, modified or supplemented from time to time, the “Mortgage”) and a guarantee (as amended, modified or supplemented from time to time, the “Borrower Guarantee”), as security for the said US$4,500,000.00 only plus interest and fees related thereon or related thereto, such interest and fees being determined in accordance with the provisions of the Primary Security Agreements.

2.

The Parent Company is currently in default of its payments under the Primary Security Agreements  and is indebted to the Lender in the following  amounts  namely, $55,049,500 (“Existing Term Loan Balance”) $203,005 (“Restricted Interest”), $57,499 (“Restricted Fees”), $33,100 (“Other Fees”) $151,205 (“Deferred Interest”), for a total sum of $5,494,309 (collectively referred to as “Existing Indebtedness”).

3.

The parties are desirous of restructuring the terms of the Primary Security Agreements by transferring the Parent Company’s obligations in respect of the Existing Indebtedness to the Borrower and by providing additional financing to the Borrower.

4.

In consideration of the Lender’s agreements to, among other things (i) forbear with respect to the default by the Parent Company under the Primary Security Agreements, (ii) allow Borrower to assume the liability for the Existing Indebtedness and (iii) lend an additional $550,000 to Borrower (the “Additional Advance”)  the  parties hereto have agreed  to  restructure the terms of the Principal Loan  by  (x) transferring  the Existing Indebtedness to the Borrower on such terms and conditions as are hereinafter contained and to terminate the Note (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “2004 Note”), the Subsidiary Guaranty (as such term is defined in the SPA) (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty“), the Warrant (as such term is defined in the SPA)(as amended, modified or supplemented from time to time, the “Warrant”), the Option (as such term is defined in the SPA)(as amended, modified or supplemented from time to time, the “Option”) and the Registration Rights Agreement (as defined in the SPA)(as amended, modified or supplemented from time to time, the “Registration Rights Agreement”) in favor of documenting the New Loan pursuant to (i) the Loan Agreement; (ii) a Secured Promissory Note dated as of the date hereof issued by Borrower to Lender (as amended, modified or supplemented from time to time,the “Note”); (iii) a Guaranty by and among Parent Company, Lender and certain subsidiaries of Parent dated as of the date hereof (as amended, modified or supplemented from time to time, the “Guaranty”);(iv) this Novation Agreement, ; (iv) the Reaffirmation Agreement (as such term is defined in the Loan Agreement); and (v) that certain Escrow Agreement by and among Borrower, Parent Company, Lender and Nicolette M. Doherty dated as of the date hereof (as amended, modified or supplemented from time to time,the “Escrow Agreement; and (y) to amend the Debenture, Mortgage and Borrower Guarantee shall be amended by the Deed of Variation of Debenture, Deed of Variation of Mortgage and Deed of Variation of Guarantee (as each such term is defined in the Loan Agreement)(collectively, the “Deeds of Variation”, and together with the Loan Agreement, the Note, the Guaranty, the Reaffirmation Agreement, the Escrow Agreement and this Novation Agreement, the “Loan Documents”) to reflect this Novation Agreement and the other Loan Documents, and to satisfy all post-closing obligations of Borrower and its affiliates to Lender, including, without limitation, the full original principal amount of the New Loan;

5.

In connection with the closing of the transactions described in Section 5 above, the Borrower is to pay (i) to Laurus Capital Management, L.L.C., the manager of the Lender, a closing payment in an amount equal to $19,250.00, representing three and one-half percent (3.50%) of the Additional Advance (the “Closing Fee”) and (ii) certain attorneys fees and disbursements to Lender in an aggregate total amount of $97,157.00 (the “Attorney Fees”, and together with the Closing Fee, the Existing Indebtedness and the Additional Advance, the “New Loan”).

In consideration of the foregoing recitals which are incorporated herein the mutual covenants, promises and agreements contained herein and other good and valuable consideration  IT IS HEREBY AGREED as follows:

1.

The Parent Company shall transfer its obligations to repay the Existing Indebtedness under the 2004 Note to the Borrower and the Borrower hereby accepts the foregoing transfer and assumes the Parent Company’s obligations to repay the Existing Indebtedness and shall discharge all the debts and liabilities of the Parent Company under the Primary Security Agreements, on the terms and conditions herein contained.

2.

The Lender shall extend the Additional Advance to the Borrower.

.

3.

The outstanding principal amount of the New Loan shall bear interest at the prime rate published from time to time by The Wall Street Journal  plus 2%.  Upon the earlier of (i) 90 days of the date hereof, and (ii) the Lender obtaining its non-citizen’s license to hold shares of the Borrower (the “License”); and subject to the Borrower having furnished to the Lender within 90 days from the date hereof evidence that all accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with generally accepted accounting principles (“GAAP”) have been paid in full, the maturity date of the New Loan shall be extended until the three-year anniversary of the date thereof.

4.

The assumption of the Existing Indebtedness and the grant of Additional Financing by and to the Borrower together with any accrued and unpaid interest  shall be made upon such terms as shall be contained in the Loan Agreement, the Note and the other Loan Documents, executed by and between  the Borrower and the Lender as of the date hereof.

5.

(a)

The New Loan shall be secured by (i) the Mortgage; (ii) the Debenture; (iiia signed and undated transfer of 70% of the Parent Company’s shares in the capital stock of the Borrower, all share certificates and documents of title relating to such shares and such other documents as the Lender may from time to time require for perfecting its title to such shares or for vesting or enabling it to vest the same in itself or its nominee or any other purchaser (hereinafter referred to as the “Security Shares; (iv) undated resignations of all of the directors of Borrower and of certain members of management of Borrower; and (v) the  registered deed of assignment of the lease of  the property known as the Beach House Barbuda and the non citizens licence granted to the Parent Company to hold shares of the Borrower; and (vi) the assignment of the policy of insurance taken out by the Borrower with respect to The Beach House ((i) – (vi) hereof shall be referred to as the “Security”).  The Security shall be deposited into escrow by the Borrower and the Parent Company and held in escrow pursuant to the terms of the Escrow Agreement.

(b)

The Parent Company hereby irrevocably appoints the Lender to be its attorney in the name and on behalf and as the act and deed of the Parent Company or otherwise, to execute and complete in favour of the Lender or its nominees or of any purchaser, any transfers or other documents which the Lender may require for perfecting its title to or for vesting the Security Shares in the Lender or its nominees or in any purchaser and to re-deliver and otherwise perfect any such transfers or other documents and do all such acts and things as may be required for the full exercise of all or any of the powers hereby conferred or which may be deemed expedient on or in connection with any sale or other disposition realization or getting in by the Lender or its nominees of the Security Shares and the Parent Company hereby covenants with the Lender in the exercise or purported exercise of its powers and the Parent Company irrevocably acknowledges and agrees that such power of attorney is inter alia given to secure the performance of the obligations owed to the Lender by the Borrower.

6.

As further consideration for the New Loan, Parent Company hereby grants to Lender an irrevocable right to obtain, and any time and from time to time after such time as the Lender obtains the License, up to 30% of its shares of Borrower. (the “Purchase Right”, and such shares, the “Purchase Right Shares”).  The Purchase Right may be exercised by Lender pursuant to the terms of the Escrow Agreement. The Purchase Right shall survive the repayment in full of the New Loan and shall be exercisable at any time regardless of whether or not the New Loan has been repaid and whether or not an Event of Default has occurred or is continuing.

7.

The Purchase Right Shares and the Security Shares shall collectively represent 100% of the issued and outstanding capital stock of Borrower.  During the term of the Loan Documents, the Borrower  will not create any new class of shares or issue any new equity or redeem or purchase its own shares without the prior written consent of the Lender.

8.

 The New Loan shall be guaranteed by (i) the Guaranty by the Parent Company and/or its subsidiaries and affiliates; and (ii) the Borrower’s Guarantee.

9.

In addition to the security and guarantees described herein, if after 90 days, any accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with GAAP remain due and outstanding by the Borrower, the Lender shall have the additional right to engage a management company of its choice to manage the business of The Beach House, Barbuda.  In the event that there is a dispute as to any amounts outstanding in respect of accounts payable reflected on the Borrower’s financial statements as of December 31, 2005 in accordance with GAAP, the Lender may exercise its right to engage independent management provided that the disputed amount is not settled within 120 days after the account has remained due and outstanding.

10.

Upon an Event of Default (as such term is defined in the Note and the Loan Agreement) and in addition to Lender’s rights in relation to the Security, the Lender shall in its sole discretion exercise all and any rights of ownership in relation to the assets and/or the shares of the Borrower, including without limitation taking possession of the Security and such assets and maintaining such possession on the premises of Lender or removing the Security  or such assets or any part thereof to such other premises as Lender may desire and exercising all such rights and powers attached to the Security Shares as may be exercised by the Lender and/or the registered holders.   In exercising the powers referred to herein, the Security Shares or any part thereof may be sold or disposed of at such times in such manner and generally on such terms and conditions and for such consideration as the Lender may, in its sole discretion, see fit.  The Lender shall first apply the proceeds of sale of any shares and/or assets of Borrower obtained as a result of Lender’s exercise of ownership in relation to the assets and/or shares of the Borrower to the outstanding indebtedness under the New Loan plus all accrued interest, fees, taxes or stamp duties, legal fees, acceleration payments, consultant fees or other fees, expenses, taxes, duties, payments, liabilities or obligations due and owing to Lender or incurred by Lender in the exercise of any rights of Lender in connection with the New Loan or the Loan Documents  (collectively, the “Obligations”) in such order of application as Lender may elect, and Borrower and each Guarantor shall be liable for any deficiency. After application of the proceeds as set forth herein, Lender shall be entitled to receive 30% of any proceeds of such sale over and above the amount of the Obligations as consideration for either (i) its 30% equity interest in the Borrower, if the Purchase Right has been exercised prior to such Event of Default, or (ii) if such Purchase Right has not been exercised prior to such Event of Default, in lieu of the exercise of its Purchase Right as defined in the Loan Documents.

11.

Upon an Event of Default, the Parent Company hereby agrees that it shall vote to any shares it holds in the Borrower in favor of (i) all board members nominated by Lender and (ii) all officers nominated by Lender.

12.

Whether or not the New Loan or any of the Obligations are outstanding, in addition to any amounts due and owing to Lender related to the New Loan and the Obligations, the Lender shall be entitled upon any subsequent sale of the Beach House, Barbuda , to 30% of the net proceeds of such sale.

13.

The Parent Company and the Borrower hereby grant the Lender a right of first refusal with respect to the sale of any equity shares or interests in the Borrower.

14.

The 2004 Note, the Subsidiary Guaranty, the Option(as such terms are defined in the 2004 SPA) are hereby terminated and shall have no further force and effect.

15.

The 2004 SPA is hereby amended to delete (i) Sections 6.2, 6.4 and 6.12 in their entirety; and (ii) to remove the following requirements from Section 6.8:  (y) the requirement to maintain business interruption insurance; and (z) the requirement to maintain a bond against “larceny, embezzlement or other criminal misappropriation”.  All of the other forms, terms and provisions of the SPA shall remain in full force and effect.

16.

During the term of the New Loan, the Parent Company hereby covenants with the Lender to finance all ongoing operating expenses of the Borrower, the Beach House and any shortfalls during the term of the New Loan and to provide the Lender with monthly management reports in respect of the Borrower which shall include income statement, balance sheet and statement of cash flows in a form satisfactory to Lender.

17.

During the term of the New Loan, except for the specific limited disbursements of the Borrower to the Parent Company set forth on Schedule 17 hereto (the “Disbursements”), which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 17,  the Borrower hereby undertakes not provide any distributions, dividends or proceeds to or in respect of the Parent Company without the prior written consent of the Lender.

During the term of the New Loan, and for so long as any Obligations are outstanding, Borrower shall not make investments in, make any loans or advances to, or transfer assets to the Parent Company or any direct or indirect subsidiary of the Parent Company other than the Disbursements set forth on Schedule 17 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 2; or (ii) any entity in which the Parent Company, the Borrower or any Guarantor has an interest other than the Disbursements set forth on Schedule 17 hereto, which Disbursements shall be used for the purposes related to the business of Borrower set forth on Schedule 17.

18.

The Borrower and the Parent Company shall at any time if and when required by the Lender execute such further documents and/or transfers as the Lender shall require in connection with this  Novation Agreement and the transfer of the Parent Company’s  obligation to the Borrower.

19.

The Borrower and the Parent Company (jointly and severally) hereby indemnify and save Lender harmless from all loss, costs, damage, taxes, stamp duties, liability and/or expense, including reasonable attorney’s fees, that Lender may sustain or incur to enforce payment, performance or fulfillment of the enforcement of this Novation Agreement or of any other Loan Document or in the prosecution or defense of any action or proceeding either against Lender, Borrower or any Guarantor (as defined in the Loan Agreement) concerning any matter growing out of or in connection with the Loan Documents and/or any of the Security.

20.

Upon an Event of Default (as defined in the Loan Agreement), any proceeds of any disposition of any of the Security shall be applied by Lender to the payment of all expenses in connection with the sale of the Security, including taxes, stamp duties, reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling and the like, and any balance of such proceeds may be applied by Lender toward the payment of the Obligations and the New Loan including any interest and fees incurred thereon in such order of application as Lender may elect, and Borrower and each Guarantor shall be liable for any deficiency.  After application of the proceeds as set forth herein, Lender shall be entitled to receive 30% of any proceeds of such sale over and above the amount of the Obligations as consideration for either (i) its 30% equity interest in the Borrower, if the Purchase Right has been exercised prior to such Event of Default, or (ii) if such Purchase Right has not been exercised prior to such Event of Default, in lieu of the exercise of its Purchase Right as defined in the Loan Documents.

21.

Limitation on Acquisition of Capital Stock by Lender.  Notwithstanding anything to the contrary contained in this Agreement, the Loan Agreement, any Related Agreement, the Loan Documents or any document, instrument or agreement entered into in connection with any other transactions between the Lender, the Parent Company, the Borrower or any Guarantor, the Lender may not acquire stock in the Borrower, the Parent Company or any Guarantor (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in any such entity, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Parent Company, the Borrower or any Guarantor to Lender not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, where such interest would otherwise so qualify, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”).  The Stock Acquisition Limitation shall automatically become null and void without any notice to the Borrower, the Parent Company or any Guarantor upon an Event of Default (as defined in the Note).

22.

Each party to this Agreement hereby warrants that it is authorized to enter into this Agreement  and that this Agreement creates a valid and binding obligation on its part.

23.

This Agreement shall be governed by and construed in accordance with the laws of Antigua and Barbuda, without regard to principles of conflicts of laws of such country.

IN WITNESS WHEREOF the parties have hereunto set their hands and affixed their respective seals the day and year first above written.

THE COMMON SEAL of  CCI GROUP, INC.,

}

is hereunto affixed by Fred W. Jackson

}   /s/ Fred W. Jackson, Jr.

the Secretary in the presence of _____________

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

……………………………………………………

THE COMMON SEAL of  BEACH

}

PROPERTIES BARBUDA LIMITED,

}

is hereunto affixed by Fred W. Jackson

}

/s/ Fred W. Jackson, Jr

the Secretary in the presence of _____________

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

……………………………………………………

THE COMMON SEAL of  LAURUS

}

MASTER FUND  LTD.,

}

is hereunto affixed by David Grin

}        /s/ David Grin

the Secretary in the presence of Eugene Grin

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

Exhibit 10.26

GUARANTY

New York, New York

December__, 2005

FOR VALUE RECEIVED, and in consideration of note purchases from, or credit otherwise extended or to be extended by Laurus Master Fund, Ltd. (“Laurus”) to or for the account of Beach Properties Barbuda Limited, a company organized under the laws of Antigua and Barbuda (the “Company”) from time to time and at any time and for other good and valuable consideration and to induce Laurus, in its discretion, to purchase such notes or make other extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Laurus may deem advisable, each of the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as “Guarantors” or “the undersigned”) unconditionally guaranties to Laurus, its successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of the Company to Laurus and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which such Company or one or more parties and such Company is or may become liable to Laurus, whether incurred by such Company as maker, endorser, drawer, acceptor, guarantors, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Laurus, whether arising under, out of, or in connection with (i) that certain Loan Agreement dated as of the date hereof by and between the Company and Laurus (the “Loan Agreement”) and (ii) each Related Agreement referred to in the Loan Agreement (iii) that certain Purchase Right and Novation Agreement dated as of the date hereof by and among the Company, CCI Group, Inc. (“CCIG”)  and Laurus (the “Novation Agreement”) and (iv)each Loan Document referred to in the Novation Agreement (the Loan Agreement and each Related Agreement and the Novation Agreement and each Loan Document, as each may be amended, modified, restated and/or supplemented from time to time, are collectively referred to herein as the “Documents”), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, or any other obligations or liabilities of such Company to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (all of which are herein collectively referred to as the “Obligations”), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Company under Title 11, United States Code, including, without limitation, obligations or indebtedness of any Company for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.  Terms not otherwise defined herein shall have the meaning assigned such terms in Loan Agreement and the Novation Agreement, as applicable.  In furtherance of the foregoing, the undersigned hereby agrees as follows:

1.

No Impairment.  Laurus may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, or any other agreement with the Company or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Laurus and the Company or any such other party or person, or make any election of rights Laurus may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law, or any bankruptcy, reorganization, moratorium or insolvency law of any other country or jurisdiction, relating to or affecting the enforcement of creditors’ rights generally (any of the foregoing, an “Insolvency Law”) without in any way impairing or affecting this Guaranty.  This Guaranty shall be effective regardless of the subsequent incorporation, merger or consolidation of any Company, or any change in the composition, nature, personnel or location of any Company and shall extend to any successor entity to the Company, including a debtor in possession or the like under any Insolvency Law.

2.

Guaranty Absolute.  Subject to Section 5(c) hereof, each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Company with respect thereto.  Guarantors hereby knowingly accept the full range of risk encompassed within a contract of “continuing guaranty” which risk includes the possibility that a Company will contract additional obligations and liabilities for which Guarantors may be liable hereunder after such Company’s financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not such Company has properly authorized incurring such additional obligations and liabilities.  The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to any Company, have been made by Laurus to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to any Company shall be governed solely by the provisions of the Documents.  The liability of each of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Laurus or its assignees or any acceptance thereof or any release of any security by Laurus or its assignees, (d) any limitation on any party’s liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Company, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned.  Any amounts due from the undersigned to Laurus shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations.  Obligations include post-petition interest whether or not allowed or allowable.

3.

Waivers.

3.1

This Guaranty is a guaranty of payment and not of collection.  Laurus shall be under no obligation to institute suit, exercise rights or remedies or take any other action against any Company or any other person or entity liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each of the Guarantors hereby waives any and all rights which it may have by statute or otherwise which would require Laurus to do any of the foregoing.  Each of the Guarantors further consents and agrees that Laurus shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations.  Each of the undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among Laurus, any Company and/or the undersigned with respect to the undersigned’s obligations under this Guaranty, or which any Company may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

3.2

Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in any Company’s financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

3.3

Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by Laurus, the undersigned shall not be entitled to be subrogated to any of the rights of Laurus against any Company or against any collateral or guarantee or right of offset held by Laurus for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from any Company in respect of payments made by the undersigned hereunder, until all amounts owing to Laurus by the Company on account of the Obligations are indefeasibly paid in full and Laurus’ obligation to extend credit pursuant to the Documents has been irrevocably terminated.  If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and Laurus’ obligation to extend credit pursuant to the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for Laurus, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Laurus in the exact form received by the undersigned (duly endorsed by the undersigned to Laurus, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Laurus may determine, subject to the provisions of the Documents.  Any and all present and future obligations and liabilities of the Company to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all Obligations of the Company to Laurus.

4.

Security.  All sums at any time to the credit of the undersigned and any property of the undersigned in Laurus’ possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Laurus (each such entity, an “Affiliate”) shall be deemed held by Laurus or such Affiliate, as the case may be, as security for any and all of the undersigned’s obligations and liabilities to Laurus and to any Affiliate of Laurus, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

5.

Representations and Warranties.  Each of the undersigned hereby jointly and severally represents and warrants to Laurus (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

5.1

Organization, Good Standing and Qualification.  The Company and each of the Guarantors is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  The Company and each of the Guarantors has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver the Documents to which it is a party and all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby; (2) issue and sell the Note; (3) execute and deliver this Guaranty and (4) carry out the provisions of the Documents and this Guaranty and to carry on its business as presently conducted.  The Company and each of the Guarantors is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and each Guarantor, taken individually and as a whole (a “Material Adverse Effect”).

5.2

Subsidiaries.  Each direct and indirect Subsidiary of CCI Group, Inc. (“CCIG”) , the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 5(b).  For the purpose of this Guaranty, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

5.3

Capitalization; Voting Rights.

(a)

The authorized, issued and outstanding capital stock of the Company and each Guarantor is set forth on Schedule 5(c)(i).

(b)

Except as disclosed on Schedule 5(c)(ii), other than:  (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Guaranty and the Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.  Except as disclosed on Schedule 5(c)(ii), neither the offer, issuance or sale of the Note, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)

All issued and outstanding shares of the Company’s Common Stock:  (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)

The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Articles of Incorporation, when issued in compliance with the provisions of this Guaranty and the Company’s Charter, the Note and the shares of Common Stock for which the Purchase Right (as such term is defined in the Novation Agreement) is exercisable, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Note may be subject to restrictions on transfer under  as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.4

Authorization; Binding Obligations.  All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of the Guarantors (including their respective officers and directors) necessary for the authorization of this Guaranty and the Documents, the performance of all obligations of the Company and each Guarantor hereunder and under the other Documents at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing.  This Guaranty and the Documents, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company and each of the Guarantors, enforceable against each such person or entity in accordance with their terms, except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)

general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  The issuance of the Purchase Right and the subsequent exercise of the Purchase Right for shares of the Company are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

5.5

Liabilities.  Except as set forth on Schedule 5(e), neither the Company nor any Guarantor has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the filings of CCIG under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Guaranty (collectively, the “Exchange Act Filings”), copies of which have been provided to Laurus.

5.6

Agreements; Action.  Except as set forth on Schedule 5(f) or as disclosed in any Exchange Act Filings:

(a)

there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of the Guarantors is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of the Guarantors in excess of $50,000 (other than obligations of, or payments to, the Company or any of the Guarantors arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of the Guarantors (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of the Guarantors’ products or services; or (iv) indemnification by the Company or any of the Guarantors with respect to infringements of proprietary rights.

(b)

Since September 30, 2005 (the “Balance Sheet Date”), neither the Company nor any Guarantor has:  (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)

For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Guarantor of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d)

CCIG maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e)

The Company and each Guarantor makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of such entity’s assets.  CCIG maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, CCIG’s principal executive and principal financial officers, and effected by CCIG’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i)

transactions are executed in accordance with management’s general or specific authorization;

(ii)

unauthorized acquisition, use, or disposition of CCIG’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)

transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that CCIG’s receipts and expenditures are being made only in accordance with authorizations of CCIG’s management and board of directors;

(iv)

transactions are recorded as necessary to maintain accountability for assets; and

(v)

the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f)

There is no weakness in any of CCIG’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

(g)  Obligations to Related Parties.  Except as set forth on Schedule 5(g), there are no obligations of the Company or any of the Guarantors to officers, directors, stockholders or employees of the Company or any of the Guarantors other than:

i.  for payment of salary for services rendered and for bonus payments;

ii.reimbursement for reasonable expenses incurred on behalf of the Company and each Guarantor;iii.for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of CCIG and each Subsidiary of CCIG, as applicable); and

iv.  obligations listed in CCIG’s and each of its Subsidiary’s financial statements or disclosed in any of CCIG’s Exchange Act Filings.

Except as described above or set forth on Schedule 5(g), none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of the Guarantors or any members of their immediate families, are indebted to the Company or any of the Guarantors, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of the Guarantors is affiliated or with which the Company or any of the Guarantors has a business relationship, or any firm or corporation which competes with the Company or any of the Guarantors, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of the Guarantors.  Except as described above, no officer, director or stockholder of the Company or any of the Guarantors, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of the Guarantors and no agreements, understandings or proposed transactions are contemplated between the Company or any of the Guarantors and any such person.  Except as set forth on Schedule 5(g), neither the Company nor any Guarantor is a guarantor or indemnitor of any indebtedness of any other person or entity.

5.7

Changes.  Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Guaranty or to any of the Documents, there has not been:

(a)

any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of the Guarantors, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)

any resignation or termination of any officer, key employee or group of employees of the Company or any of the Guarantors;

(c)

any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of the Guarantors by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)

any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)

any waiver by the Company or any of the Guarantors of a valuable right or of a material debt owed to it;

(f)

any direct or indirect loans made by the Company or any of the Guarantors to any stockholder, employee, officer or director of the Company or any of the Guarantors, other than advances made in the ordinary course of business;

(g)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of the Guarantors;

(h)

any declaration or payment of any dividend or other distribution of the assets of the Company or any of the Guarantors;

(i)

any labor organization activity related to the Company or any of the Guarantors;

(j)

any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of the Guarantors, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)

any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of the Guarantors;

(l)

any change in any material agreement to which the Company or any of the Guarantors is a party or by which either the Company or any of the Guarantors is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)

any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)

any arrangement or commitment by the Company or any of the Guarantors to do any of the acts described in subsection (a) through (m) above.

5.8

Title to Properties and Assets; Liens, Etc.  Except as set forth on Schedule 5(h), the Company and each of the Guarantors has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)

those resulting from taxes which have not yet become delinquent;

(b)

minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of the Guarantors, so long as in each such case, such liens and encumbrances have no effect on the lien priority of Laurus in such property; and

(c)

those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of Laurus therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and each Guarantor are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 5(h), the Company and each Guarantor are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

5.9

Intellectual Property.

(a)

The Company and each of the Guarantors owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to CCIG’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of the Guarantors bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)

Neither the Company nor any Guarantor has received any communications alleging that the Company or any of the Guarantors has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of the Guarantors aware of any basis therefor.

(c)

The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of the Guarantors, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of the Guarantors.

5.10

Compliance with Other Instruments.  Neither the Company nor any Guarantor is in violation or default of (x) any term of its Articles of Incorporation  or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Guaranty and the Documents to which it is a party, and the issuance and sale of the Note by the Company CCIG each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of the Guarantors or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

5.11

Litigation.  Except as set forth on Schedule 5(k) hereto, there is no action, suit, proceeding or investigation pending or, to CCIG’s knowledge, currently threatened against the Company or any of the Guarantors that prevents the Company or any of the Guarantors from entering into this Guaranty or the other Documents, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of the Guarantors, nor is the Company aware that there is any basis to assert any of the foregoing.  Neither the Company nor any Guarantor is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of the Guarantors currently pending or which the Company or any of the Guarantors intends to initiate.

5.12

Tax Returns and Payments.  The Company and each of the Guarantors has timely filed all tax returns (federal, state and local) required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of the Guarantors on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  Except as set forth on Schedule 5(l), neither the Company nor any Guarantor has been advised:

(a)

that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b)

of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Guaranty that is not adequately provided for.

5.13

Employees.  Except as set forth on Schedule 5(m), neither the Company nor any Guarantor has any collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to CCIG’s knowledge, threatened with respect to the Company or any of the Guarantors.  Except as disclosed in the Exchange Act Filings or on Schedule 5(m), neither the Company nor any Guarantor is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To CCIG’s knowledge, no employee of the Company or any of the Guarantors, nor any consultant with whom the Company or any of the Guarantors has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of the Guarantors because of the nature of the business to be conducted by the Company or any of the Guarantors; and to CCIG’s knowledge the continued employment by the Company and each Guarantor of their present employees, and the performance of the Company’s and the Guarantors’ contracts with its independent contractors, will not result in any such violation.  Neither the Company nor any Guarantor is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of the Guarantors.  Neither the Company nor any Guarantor has received any notice alleging that any such violation has occurred.  Except for employees who have a current effective employment agreement with the Company or any of the Guarantors, no employee of the Company or any of the Guarantors has been granted the right to continued employment by the Company or any of the Guarantors or to any material compensation following termination of employment with the Company or any of the Guarantors.  Except as set forth on Schedule 5(m), neither the Company nor any Guarantor is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of the Guarantors, nor does the Company or any of the Guarantors have a present intention to terminate the employment of any officer, key employee or group of employees.

5.14

Registration Rights and Voting Rights.  Except as set forth on Schedule 5(n) and except as disclosed in Exchange Act Filings, neither the Company nor any Guarantor is presently under any obligation, and neither the Company nor any Guarantor has granted any rights, to register any of the Company’s or the Guarantors’ presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 5(n) and except as disclosed in Exchange Act Filings, to CCIG’s knowledge, no stockholder of the Company or any of the Guarantors has entered into any agreement with respect to the voting of equity securities of the Company or any of the Guarantors.  CCIG has, however, agreed, pursuant to the terms of the Novation Agreement, to, in an Event of Default, vote its shares of the Company in favor of electing directors appointed by Laurus.

5.15

Compliance with Laws; Permits.   No Guarantor is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder. Neither the company nor any Guarantor is in violation of  any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Guaranty or any Document and the issuance of the Note, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company and each Guarantor has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.16

Environmental and Safety Laws.  Neither the Company nor any Guarantor is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  Except as set forth on Schedule 5(p), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of the Guarantors or, to CCIG’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of the Guarantors.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)

materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)

any petroleum products or nuclear materials.

5.17

Valid Offering.  Assuming the accuracy of the representations and warranties of Laurus contained in this Guaranty, the offer, sale and issuance of the Note and the exercise of the Purchase Right will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

5.18

Full Disclosure.  The Company and each of the Guarantors has provided Laurus with all information requested by Laurus in connection with its decision to purchase the Note and to exercise the Purchase Right, including all information the Company and each Guarantor believe is reasonably necessary to make such investment decision.  Neither this Guaranty, the Documents, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of the Guarantors to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to Laurus by the Company or any of the Guarantors were based on the Company’s and the Guarantors’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of the Guarantors, at the date of the issuance of such projections or estimates, believed to be reasonable.

5.19

Insurance.  The Company and each of the Guarantors has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and each Guarantor in the same or similar business.

5.20

SEC Reports.  Except as set forth on Schedule 5(t), CCIG has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”).  CCIG has furnished Laurus copies of:  (i) its Annual Reports on Form 10-KSB for its fiscal year ended December 31, 2004; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 30, 2005, June 30 2005 and September 30, 2005 and the Form 8-K filings which it has made during the fiscal year 2005 to date (collectively, the “SEC Reports”).  Except as set forth on Schedule 5(t), each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.21

Listing.  CCIG’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable.  CCIG has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.  For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

5.22

Patriot Act. CCIG certifies that, to the best of Company’s knowledge, neither the Company nor any Guarantor has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  CCIG hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, CCIG hereby represents, warrants and covenants that:  (i) none of the cash or property that the Company or any of the Guarantors will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of the Guarantors to Laurus, to the extent that they are within the Company’s and/or the Guarantors’ control shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  CCIG shall promptly notify Laurus if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of the Guarantors.  CCIG shall provide Laurus all additional information regarding the Company or any of the Guarantors that Laurus deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.  CCIG understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus’s investment in the Company.  CCIG further understands that Laurus may release confidential information about the Company and each Guarantor and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

5.23

ERISA.  Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder:  (i) neither the Company nor any Guarantor has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) the Company and each of the Guarantors has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any Guarantor has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any Guarantor has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Guarantor’s employees; and (v) neither the Company nor any Guarantor has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.24

Financial Benefit.  It has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by the Companies to Laurus.

6.

Covenants of the Guarantors.  The Guarantors covenant and agree with Laurus as follows:

6.1

Stop-Orders.  CCIG will advise Laurus, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of CCIG, or of the suspension of the qualification of the Common Stock of CCIG for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2

Market Regulations.  CCIG shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Guaranty, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Note to Laurus and promptly provide copies thereof to Laurus.

6.3

Reporting Requirements.  CCIG will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

(a)

As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, each of the Company’s and each Guarantor’ audited financial statements with a report of independent certified public accountants of recognized standing selected by CCIG and acceptable to Laurus (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Company’s and each Guarantor’s balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each Guarantor’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include CCIG, each Subsidiary of CCIG and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of CCIG’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default  (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b)

As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of CCIG, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each Guarantor as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include all CCIG, each Subsidiary of CCIG and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of CCIG’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c)

As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Company and each Guarantor as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include CCIG, each Subsidiary of CCIG and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of CCIG’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d)

Promptly after (i) the filing thereof, copies of CCIG’s most recent registration statements and annual, quarterly, monthly or other regular reports which CCIG files with the Securities and Exchange Commission (the “SEC”), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as CCIG shall send to its stockholders; and

If , at any time, any of the items or information required to be delivered pursuant to Sections 6(c)(i) – (iv) hereof is not delivered within the time frame set forth for such deliverable, then Borrower and Guarantors shall be charged a fee of 2.0% of the outstanding principal amount outstanding pursuant to the Documents per month until such time as such deliverable has been delivered to Lender.

6.4

(e)

CCIG shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as Laurus shall reasonably request.

6.5

Use of Funds.  The Company shall use the proceeds of the sale of the Note to develop and operate its hotel business and its working capital needs.  In no event shall the proceeds of the sale of the Note be used to make investments in or loans or advances to any entity other than (x) the specific limited disbursements of the Company to CCIG set forth on Schedule 6(e) hereto (the “Disbursements”), which Disbursements shall be used for the purposes related to the business of the Company set forth on Schedule 6(e); and (y) the Company.

6.6

Access to Facilities.  Each of the Company and each Guarantor will permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Guarantor (provided that no such prior notice shall be required to be given and no such representative of the Company or any Guarantor shall be required to accompany Laurus in the event Laurus believes such access is necessary to preserve or protect the Security (as defined in the Loan Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a)

visit and inspect any of the properties of  the Company or any Guarantor;

(b)

examine the corporate and financial records of the Company or any Guarantor (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c)

discuss the affairs, finances and accounts of the Company or any Guarantor with the directors, officers and independent accountants of the Company or any Guarantor.

6.7

Taxes.  (i)

Each of the Company and each Guarantor will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Guarantors, including, without limitation, any taxes or stamp duties arising from Lender’s taking action against the Security or exercising the Purchase Right; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of Laurus in any property of the Company or any Guarantor and (iii) if the Company and/or such Guarantor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and the Guarantors will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(ii) If Company or any of the Guarantors shall be required by law to deduct or withhold in respect of any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof) (“Taxes”) other than, with respect to the Lender, any Taxes (including income, branch profits or franchise taxes) imposed on or measured by its net income (“Indemnified Taxes”) from or in respect of any sum payable hereunder to the Lender, then:

(a)   the sum payable shall be increased by such additional amount  (the "Supplemental Amount") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to such Supplemental Amount) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(b)   the Company or such Guarantor shall make the appropriate deductions or withholdings and shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

(c)   within thirty (30) days after the date of such payment, upon the Lender’s request, the Company or such Guarantor shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Lender;

(d)   if the Company or such Guarantor fails to pay amounts in accordance with paragraph (b) above, the Company or such Guarantor shall indemnify the Lender for any incremental Indemnified Taxes that is paid by the Lender as a result of the failure;

(e)   the Company will indemnify the Lender for the full amount of any Taxes imposed by any jurisdiction and paid by the Lender with respect to any Supplemental Amount payable pursuant to paragraph (a) above and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes are correctly asserted; and

(f)   the indemnification contemplated in paragraphs (d) and (e) above shall be made within 30 days from the date the Lender makes written demand therefor (which demand shall identify the nature and amount of Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the governmental authority demanding payment of such Taxes).

6.8

Insurance.  Each of the Company and the Guarantors will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Guarantors; and the Company and its Guarantors will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Guarantors and to the extent available on commercially reasonable terms.  The Company, and each Guarantor, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Laurus as security for their respective obligations hereunder and under the Documents.  At the Company’s and each Guarantor’ joint and several cost and expense in amounts and with carriers reasonably acceptable to Laurus, each of the Company and each Guarantor shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (iv) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming Laurus as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Guarantor and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation.  The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and Laurus jointly.  In the event that as of the date of receipt of each loss recovery upon any such insurance, Laurus has not declared an event of default with respect to this Guaranty or any of the Documents, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Security” secured by Laurus’s security interest pursuant to the Debenture and Mortgage dated the 21st April 2005 (as amended and restated by the Deeds of Variation dated as of the date hereof)  or such other security agreement as shall be required by Laurus, with any surplus funds to be applied toward payment of the obligations of the Company to Laurus.  In the event that Laurus has properly declared an event of default with respect to this Guaranty or any of the Documents, then all loss recoveries received by Laurus upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Documents, in such order as Laurus may determine.  Any surplus (following satisfaction of all Company obligations to Laurus) shall be paid by Laurus to the Company or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Laurus, on demand.

6.9

Intellectual Property.  Each of the Company and each Guarantor shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10

Properties.  Each of the Company and each Guarantor will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each Guarantor will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11

Confidentiality.  CCIG, will not, and will not permit the Company or any Guarantor to, disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, CCIG, may disclose Laurus’s identity and the terms of this Guaranty to its current and prospective debt and equity financing sources.

6.12

Required Approvals.  (I) For so long as the New Loan or any of the Obligaitons remains outstanding, CCIG, without the prior written consent of Laurus, shall not, and shall not permit the Company or any Guarantor to:

(a)

liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any Guarantor dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such Subsidiary, as applicable, is the surviving entity);

(b)

become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any Guarantor’s right to perform the provisions of this Guaranty, any Document or any of the agreements contemplated hereby or thereby;

(c)

materially alter or change the scope of the business of the Company and the Guarantors taken as a whole; or

(d)

(i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s and the Guarantors’ assets)) whether secured or unsecured other than: (w) the Company’s obligations owed to Laurus, (x) indebtedness set forth on Schedule 6(l)(iv) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to Laurus than the indebtedness being refinanced or replaced, (y) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to Laurus than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any Guarantor; and (z) indebtedness incurred by the Company, any Guarantor or any Subsidiary (other than the Company), so long as (i) the proceeds of any such indebtedness are used to finance the acquisition of a third-party entity or assets thereof; (ii) such acquisition does not effect a merger, material organization or change in control of the Company or any Guarantor; (iii) the rights of any creditor with respect to any indebtedness incurred by the Company or any Guarantor Subsidiary thereof pursuant to this clause (z) is subordinated to Laurus in a manner satisfactory to Laurus with respect to the indebtedness incurred by the Company under the Documents, the assets of the Company and CCIG’s equity in the Company. (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Guarantor thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

(e)

transfer money, make investments, sell assets, make loans to any of its Subsidiaries or to any other person other than (i) to the Company, and (ii) as contemplated by Section 6(l)(v)(z);

(f)

add any directors to the Board of Directors of Borrower, or substitute or replace any members thereof, without the prior written consent of Lender; or

(g)

transfer assets to any direct or indirect subsidiary of CCIGother than (i) the Company, and (ii) as contemplated by Section 6(l)(v)(z).

6.13

Opinion.  On the Closing Date, each of CCIG and the Company will deliver to Laurus an opinion acceptable to Laurus from their respective external legal counsel.

6.14

Margin Stock.

CCIG will not permit the Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock”.

6.15

Financing Right of First Refusal.

(a)

The Company hereby grants to Laurus a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company, subject to the following terms and conditions.  From and after the date hereof,  prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company (an “Additional Financing”), the Company and/ shall notify Laurus of its intention to enter into such Additional Financing.  In connection therewith, the Company shall submit a fully executed term sheet (a “Proposed Term Sheet”) to Laurus setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company.  Laurus shall have the right, but not the obligation, to deliver its own proposed term sheet (the “Purchaser Term Sheet”) setting forth the terms and conditions upon which Laurus would be willing to provide such Additional Financing to the Company.  Laurus Term Sheet shall contain terms no less favorable to the Company than those outlined in Proposed Term Sheet.  Laurus shall deliver such Purchaser Term Sheet within ten business days of receipt of each such Proposed Term Sheet.  If the provisions of Laurus Term Sheet are at least as favorable to the Company, as the case may be, as the provisions of the Proposed Term Sheet, the Company shall enter into and consummate the Additional Financing transaction outlined in Laurus Term Sheet.

(b)

Neither the Company nor any Guarantor will agree, directly or indirectly, to any restriction with any person or entity which limits the ability of Laurus to consummate an Additional Financing with the Company or any Guarantor.

7.

Acceleration.

7.1

If any breach of any covenant or condition or other event of default shall occur and be continuing under any agreement made by CCIG, any Guarantor, the Company or any of the undersigned to Laurus, or either CCIG, any Guarantor, the Company or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned in Antigua and Barbuda or by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in Laurus’ possession, or otherwise, any and all Obligations shall for purposes hereof, at Laurus’ option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by the Companies.

7.2

Each of the undersigned will promptly notify Laurus of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, Laurus shall have the right to accelerate such undersigned’s obligations hereunder.

8.

Payments from Guarantors.  Laurus, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

9.

Costs.  The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of Laurus hereunder or under any of the Obligations. The Company and the Guarantors (jointly and severally) hereby indemnify and save Lender harmless from all loss, costs, damage, taxes, stamp duties, liability and/or expense, including reasonable attorney’s fees, that Lender may sustain or incur to enforce payment, performance or fulfillment of the enforcement of this Guaranty or of any other Document or in the prosecution or defense of any action or proceeding either against Lender, Borrower or any Guarantor concerning any matter growing out of or in connection with the Loan Documents and/or any of the Security (as such term is defined in the Loan Agreement).

10.

Application of Proceeds.  Any proceeds of any disposition of any of the Security shall be applied by Lender to the payment of all expenses in connection with the sale of the Security, including taxes, stamp duties, reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling and the like, and any balance of such proceeds may be applied by Lender toward the payment of the Obligations including any interest and fees incurred thereon in such order of application as Lender may elect, and Borrower and each Guarantor shall be liable for any deficiency.

11.

No Termination.  This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigned’s successors and assigns, until all of the Obligations have been indefeasibly paid in full and Laurus’ obligation to extend credit pursuant to the Documents has been irrevocably terminated.  If any of the present or future Obligations are guarantied by persons, partnerships, corporations or other entities in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

12.

Recapture.  Anything in this Guaranty to the contrary notwithstanding, if Laurus receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by Laurus, the undersigned’s obligations to Laurus shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Laurus, which payment shall be due on demand.

13.

Books and Records.  The books and records of Laurus showing the account between Laurus and the Company shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

14.

No Waiver.  No failure on the part of Laurus to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Laurus of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power.  Each and every right, remedy and power hereby granted to Laurus or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Laurus at any time and from time to time.

15.

Waiver of Jury Trial.  EACH OF THE UNDERSIGNED DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH OF THE UNDERSIGNED HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY OF THE UNDERSIGNED ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

16.

Governing Law; Jurisdiction.  THIS GUARANTY CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  EACH OF THE UNDERSIGNED HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY OF THE UNDERSIGNED, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS GUARANTY OR ANY OF THE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE DOCUMENTS; PROVIDED, THAT EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE SECURITY OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS.  EACH OF THE UNDERSIGNED EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH UNDERSIGNED HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH OF THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH UNDERSIGNED IN ACCORDANCE WITH SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH UNDERSIGNED’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

17.

Understanding With Respect to Waivers and Consents.  Each of CCIG, the Guarantor and the Company warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor or the Company otherwise may have against any one of them, Laurus or any other person or entity or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

18.

Severability.  To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.

Amendments, Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned directly affected by such amendment and/or waiver and Laurus.

20.

Notice.  All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

21.

Successors.  Laurus may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty.  Without limiting the generality of the foregoing, Laurus may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations.  In each such event, Laurus, its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right.  Laurus shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations which Laurus has not disposed of, sold, assigned, or otherwise transferred.

22.

Joinder.  It is understood and agreed that any person or entity that desires to become a Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of any Document, shall become a Guarantor hereunder by (x) executing a joinder agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and/or as may be required by such joinder agreement and (z) taking all actions as specified in this Guaranty as would have been taken by such such Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

23.

Release.  Nothing except indefeasible payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

24.

Remedies Not Exclusive.  The remedies conferred upon Laurus in this Guaranty are intended to be in addition to, and not in limitation of any other remedy or remedies available to Laurus under applicable law or otherwise.

25.

Limitation of Obligations under this Guaranty.  Each Guarantor, the Company and Laurus (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law or any similar law of any other country or jurisdiction.  To effectuate the foregoing intention, each Guarantor, the Company and Laurus (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors (including this Guaranty), result in the Obligations of such Guarantor under this Guaranty in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

[REMAINDER OF THIS PAGE IS BLANK.
SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date and year here above written.

CCI GROUP, INC.

By: /s/ Fred W. Jackson, Jr.
Name: Fred W. Jackson, Jr.
Title: President

CARIBBEAN CLUBS INTERNATIONAL, INC.

By: /s/ Fred W. Jackson, Jr.

Name: /s/ Fred W. Jackson, Jr.

Title: President

:

Exhibit 10.27

ANTIGUA AND BARBUDA

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made this      day of   December 2005                             BETWEEN CCI GROUP, INC.,  a corporation duly registered under the laws of Utah, USA having its registered office situated at ________________( hereinafter called “the Shareholders”)  of  the  FIRST PART, BEACH PROPERTIES BARBUDA LIMITED, a company registered under the laws of Antigua and Barbuda having its  registered office at Church Street, St John’s, Antigua (hereinafter called “the Borrower”)  of  the  SECOND PART,  LAURUS MASTER FUND, LTD. a Company duly incorporated under the laws of the Cayman Islands having its registered office at                                                        George Town, Grand Cayman (hereinafter called “the Lender”) of the THIRD PART and  Nicolette M. Doherty, Attorney at Law of Island House, Newgate Street, St John’s, Antigua (hereinafter called “the Escrow Agent”) of the FOURTH PART.

26.

WHEREAS

1.

Pursuant to the terms of that certain Purchase Right and Novation Agreement by and among the Shareholders, the Borrower and the Lender, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Novation Agreement”), that certain Loan Agreement by and between Borrower and Lender, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”) and that certain Secured Promissory Note issued by Borrower to Lender dated as of the date hereof (as amended, modified or supplemented from time to time,the “Note”) and any other Related Agreements as defined in the Loan Agreement and any Loan Documents as defined in the Novation Agreement (all such documents collectively, the “Loan Documents”) and by resolution dated the __ day of December , 2005, the Shareholders have deposited into escrow with the Escrow Agent all  their issued and outstanding shares in the Borrower, 30% of the said shares subject to the Purchase Right (as such term is defined in the Novation Agreement) (the “Purchase Right Shares”), and 70% of the shares representing the Security Shares (as defined in the Loan Documents) being held as security for the repayment of the principal and interest with respect to the New Loan (as defined in the Loan Documents) (the “Loan Security Shares”), as well as the Resignations (as defined herein)

2.

In accordance with the terms of the Loan Documents the Shareholders have agreed to deliver into Escrow fully executed share transfer deeds, together with the share certificates, to be held in trust by the Escrow Agent for the benefit of the Lender on the terms and conditions hereinafter contained.

In consideration of the foregoing and the covenants contained in the Loan Documents and in this Agreement and for good and valuable consideration, the parties HEREBY AGREE as follows:-

1.

Appointment of Escrow Agent

The Lender, the Borrower and the Shareholders hereby appoint the Escrow Agent to serve as Escrow Agent under this Agreement and Escrow Agent accepts such appointment and agrees to serve under the terms contained herein.

2.

Delivery of Assets

Concurrently with the execution hereof the Shareholders deliver to and deposit with the Escrow Agent:

(a) share certificates representing all of the issued and outstanding shares of the Borrower, un-dated instruments of transfer (duly signed and completed with the Transferee in blank) for all of the  shares of Borrower in a form satisfactory to Escrow Agent and the Lender,  and the Borrower shall verify the names of its shareholders as at the date hereof by depositing with and delivering to the Escrow Agent,  a copy of its current register of  members; Undated resignations of all of the directors of Borrower and of certain members of management of Borrower, all as set forth on Exhibit A hereto (the “Resignations”); and

(a)

That certain Deed of Assignment of Lease dated  the 21st April 2005  (as amended, modified or supplemented from time to time, the “Deed”) and the non citizens licence granted to the Shareholders  to hold shares in the Borrower (as amended, modified or supplemented from time to time,the “License”, and together with the Resignations, the Purchase Right Shares, the Loan Security Shares and the Deed, the “Escrow Assets”).

1.

Deposit of Escrow Assets

Upon receipt of Escrow Assets, Escrow Agent shall deposit and maintain them in a safe or vault in her offices and shall provide to or at the request or direction of the Lender or Shareholders, notarized copies of the Escrow Assets.

2.

Release of Escrow Assets

Escrow Agent shall hold and not release Escrow Assets except as provided in Section 4.

4.1

Payment of Loan; Release of Security

Upon payment in full of the New Loan and the Obligations (as such term is defined in the Loan Agreement), Lender shall deliver to the Escrow Agent a written notice (“Release Notice”) that the Borrower has paid the New Loan and the Obligations.Upon receipt of the Release Notice, the Escrow Agent shall  release the Loan Security Shares, the Resignations and the Deed to the Shareholders.

4.2

Exercise of Purchase Right for Purchase Right Shares.

At any time, or from time to time, within two (2) days of receipt of a notice from Lender indicating that it wishes to exercise the Purchase Right for some or all of the Purchase Right Shares indicating the number of Purchase Right Shares for which it is exercising the Purchase Right (the “Purchase Right Notice”), the Escrow Agent shall release the number of Purchase Right Shares to Lender that Lender indicated in the Purchase Right Notice.  The Purchase Right may be exercised by the Lender in this manner at any time, whether or not the Loan has been repaid; and whether or not there has been an Event of Default.

4.3

Joint Release Directions

If at any time the Lender and the Shareholders deliver to the Escrow Agent written directions signed by Lender and Shareholders (“Joint Release Directions”)  to deliver the Escrow Assets, then Escrow Agent shall deliver the Escrow Assets in accordance with the Joint Release Directions.

4.4

Default

(a)

If the Borrower defaults on the payment of the principal amount of the Loan or any interest or fees due thereon pursuant to the Loan Agreement, the Related Agreements, the Novation Agreement or the Loan Documents after the due date for such repayment or payment and the Lender delivers to the Escrow Agent a written notice (“Default Notice”) that the Borrower has failed to make payments to the Lender under the Loan Agreement, the Related Agreements, the Novation Agreement or the Loan Documents as and when required thereunder, the Escrow Agent shall give notice to the Shareholders of such demand.  If a notice of objection (an “Objection Notice”) is not received from the Shareholders within ten (10) days following the date of the giving of Notice by the Escrow Agent, time being of the essence, the Escrow Agent is hereby authorised to deliver the Escrow Assets to the Lender.

(b)

If the Escrow Agent receives a notice of objection within the same period then Escrow Agent shall continue to hold the Escrow Assets until such time as Escrow Agent receives the first of the following, and thereafter the Escrow Agent is hereby authorized to deliver the Escrow Assets to the party entitled thereto pursuant to the terms of this Agreement:  (a) a notice from the objecting party withdrawing the Objection Notice; (b) Joint Release Directions signed by all the parties directing delivery of the Escrow Assets; or (c) a written notice from the Lender (“Final Default Notice” that the Borrower has failed to cure the default contained in the Default Notice whereupon the Escrow Agent is authorized to deliver the Escrow Assets to the Lender.

5. Escrow Agents Rights and Duties

The Escrow Assets are to be held by the Escrow Agent subject to the following terms and conditions:

5.1

Escrow Agent may act or refrain from acting with respect to any matter arising in connection with the administration of the Escrow Assets, and shall have no duties or obligations other than as stated herein, which duties are purely ministerial in nature.  Without limiting the generality of the foregoing, Escrow Agent shall not be subject to, not be under any obligation to ascertain or construe the terms and conditions of any other document or instrument, whether or not delivered to or reviewed by Escrow Agent, as the case may be, in any capacity at any time.

5.2

The Escrow Agent may act in reliance upon any notice, document, instrument, certificate, other writing or signature delivered to it, may assume the validity and accuracy of any statement or assertion contained therein any may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof is acting in the capacity in which he or she purports to be acting and has been duly authorised to do so.

5.3

The Escrow Agent shall have no duty to determine the authenticity of any such item delivered to it, or to determine the accuracy of any statement contained therein, nor shall Escrow Agent be obliged to inquire as to the form, execution, sufficiency or validity of any such item not to inquire as to the identity, authority or rights of the person or persons executing or delivering the same.

5.4  Except as otherwise provided herein, the Escrow Agent shall not be bound by any waiver, modification, amendment, termination or rescission of this Escrow Agreement unless in writing executed by the Lender, the Borrower, the Shareholders and the Escrow Agent.

a.1

Each of the Lender and the Shareholders shall promptly pay, reimburse and indemnify, save the Escrow Agent for, and hold her harmless against any and all claims, demands, debts, duties, obligations, damages, accounts, liabilities, costs, expenses, attorneys’ fees, suits, actions and causes of action of every kind and nature, whether arising at law or in equity or by statute, presently known or unknown, contingent or actual, liquidated or unliquidated, which might or could arise under law, including but not limited to counsel’s fees and disbursements, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with its acceptance of, or the performance of, her duties and obligations under this Escrow Agreement, as well as the costs and expenses (including attorneys’ fees) of defending any claim or liability arising out of or relating to this Escrow Agreement.  The obligations set forth in this Section 5.5 shall survive the termination of this Escrow Agreement.

a.2

The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for her own gross negligence or willful misconduct. The Lender and the Shareholders agree that the Escrow Agent shall have exercised reasonable care and shall not be grossly negligent or have engaged in willful misconduct if the Escrow Agent follows any direction and/or objections given to it pursuant to this Agreement.

5.7 Escrow Agent may seek the advice of legal counsel in the event of any dispute or question arises as to the construction of any provisions of this Agreement and Escrow Agent shall incur no liability and shall be fully protected in respect of any such action taken, omitted or suffered by her in good faith in accordance with the advice of such counsel.

6.

The Escrow Agent may resign at any time upon five (5) days prior written notice to the Lender and Shareholders which resignation shall not require acceptance to be effective; however, the resignation shall not be effective until a replacement escrow agent has been appointed to replace the Escrow Agent.  Escrow Agent may be replaced at any time upon five (5) days prior written notice executed by each of the Lender and Shareholders.

1.

This Escrow Agreement shall terminate upon the delivery of the Escrow Assets.  Upon the termination of this Escrow Agreement or, in the case of resignation of the Escrow Agent pursuant to Section 5.8, acknowledgement by any successor escrow agent of the receipt of the escrow assets, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement, provided however, that ht eprovisions of Section 5 shall survive any termination of this Escrow Agreement and any resignation of the Escrow Agent.

1

All notices shall be in writing and shall be sent by certified mail, courier (with receipt confirmed) or confirmed facsimile transmission to:

If to the Lender to:

Laurus Master Fund

825 Third Avenue

New York, NY 10022

Facsimile:  (212) 541-4434

Attn:. John Tucker, Esq.

If to the Shareholders to:

CCI Group Inc.

Attn:

If to the Borrower to:

Beach Properties Barbuda Limited

13 Church Street,

St John’s, Antigua

Attention:

If to Escrow Agent to:

Nicolette M. Doherty

Attorney at Law

Island House, Newgate Street

St. John’s, Antigua.

9.

This Agreement  shall be governed by and construed in accordance with the laws of Antigua and Barbuda.

IN WITNESS WHEREOF each of the parties hereto has executed this Escrow Agreement on the ………… day of …………………………., 2005.

THE COMMON SEAL of  CCI GROUP, INC.,

}

is hereunto affixed by  Fred W. Jackson, Jr

}    /s/ Fred W. Jackson, Jr.

the Secretary in the presence of _____________

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

……………………………………………………

THE COMMON SEAL of  BEACH

}

PROPERTIES BARBUDA LIMITED,

}

is hereunto affixed by Fred W. Jackson, Jr.

}

/s/ Fred W. Jackson, Jr.

the Secretary in the presence of _____________

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

……………………………………………………

THE COMMON SEAL of  LAURUS

}

MASTER FUND  LTD.,

}

is hereunto affixed by ____________________

}

…………………………….

the Secretary in the presence of _____________

}

a Director who signed and the said Secretary

}

……………………………..

countersigned before and in the presence of:

}

……………………………………………………

SIGNED by  Nicolette M.. Doherty

)

before and in the presence of:-

)  /s/ Nicolette M. Doherty

)

………………………………………………